UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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Hormel Foods Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HORMEL FOODS CORPORATION

AUSTIN, MINNESOTA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Annual Meeting of Stockholders of Hormel Foods Corporation, a Delaware corporation, will be held in the Richard L. Knowlton Auditorium of the Austin High School, 300 NW 4th Street, Austin, Minnesota, on Tuesday, January 29, 2008, at 8:00 p.m. Central standard time. The items of business are:

1.             Elect a board of 13 directors for the ensuing year;

2.             Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 26, 2008;

3.             Approve the Hormel Foods Corporation Operators’ Share Incentive Compensation Plan to enable certain compensation paid under the Plan to continue to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code; and

4.             Such other matters as may properly come before the meeting.

The Board of Directors has fixed December 3, 2007, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

BRIAN D. JOHNSON
Corporate Secretary

December 19, 2007

TABLE OF CONTENTS

GENERAL INFORMATION

MEETING ADMISSION

CONDUCT OF MEETING

ITEM 1 – ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

CORPORATE GOVERNANCE

Corporate Governance Guidelines
Code of Ethical Business Conduct
Stock Ownership Guidelines
Board Independence
Board of Director and Committee Meetings
Policy Regarding Attendance at Annual Meetings
Board Communication
COMPENSATION OF DIRECTORS

AUDIT COMMITTEE REPORT AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Committee Report
Independent Registered Public Accounting Firm Fees
Audit Committee Preapproval Policies and Procedures

ITEM 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITEM 3 – APPROVAL OF THE HORMEL FOODS CORPORATION OPERATORS’ SHARE INCENTIVE COMPENSATION PLAN

EQUITY COMPENSATION PLAN INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview
Executive Compensation Programs
Base Salary
Operators’ Share Incentive Compensation Plan
Stock Incentive Plan
Long-Term Incentive Plan

i

Pension Plan
Supplemental Executive Retirement Plan
Nonqualified Deferred Compensation Plan
Survivor Income Protection Plan
Perquisites
How Annual Compensation Decisions are Made
Tax Deductibility

COMPENSATION OF NAMED EXECUTIVE OFFICERS (NEOS)

SUMMARY COMPENSATION TABLE
ALL OTHER COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2007
OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END
OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2007
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

RELATED PARTY TRANSACTIONS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

VIEWING AND DELIVERY OF PROXY MATERIALS

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

OTHER MATTERS

APPENDIX A	HORMEL FOODS CORPORATION OPERATORS’ SHARE INCENTIVE
COMPENSATION PLAN

ii

PROXY STATEMENT

HORMEL FOODS CORPORATION
(CUSIP No. 440452100)
1 HORMEL PLACE
AUSTIN, MINNESOTA 55912

The enclosed proxy is solicited by the Board of Directors of Hormel Foods Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on January 29, 2008. This proxy statement and form of proxy are first being mailed to stockholders on or about December 19, 2007.

GENERAL INFORMATION

Voting Securities - The Company had 135,514,238 shares of common stock outstanding as of December 3, 2007. Each share of stock is entitled to one vote. There is no cumulative voting. The Company has no other class of shares outstanding. Only stockholders of record at the close of business as of December 3, 2007 are entitled to vote at the meeting.

Voting Your Proxy - Whether or not you plan to attend the meeting, we encourage you to grant a proxy to vote your shares. Follow the instructions on your proxy card or electronic delivery notice to cast your vote via the Internet or telephone. To vote by mail, complete your proxy card with your vote, signature and date, and return it in the envelope provided.

If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as follows:

“FOR:”

•                     Election to the Board of the 13 director nominees named in this proxy statement;

•                     Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the next fiscal year; and

•                     Approval of the Hormel Foods Corporation Operators’ Share Incentive Compensation Plan to enable certain compensation paid under the Plan to continue to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.

The persons appointed as proxies will vote in their discretion on other matters as may properly come before the meeting and which the Company did not know of prior to November 1, 2007.

Revoking Your Proxy - You may revoke your proxy at any time before it is exercised by contacting the Corporate Secretary.

Expenses - The expenses of soliciting proxies will be paid by the Company. Proxies may be solicited at Company expense personally, or by mail, telephone or electronic communication, by directors, officers and other employees. Such persons will not receive additional compensation. The Company will reimburse banks, brokerage firms and other nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. Your cooperation in promptly granting a proxy to vote your shares will help to avoid additional expense.

Quorum - A majority of the outstanding shares will constitute a quorum at the meeting. If a stockholder holds shares in “street name” and does not provide voting instructions to the holder of the account regarding non-discretionary matters, such shares are considered “broker nonvotes”. “Street name” means the shares are held in a stock brokerage account or by a bank, trust or other institution. Broker nonvotes and abstentions are counted for purposes of determining the presence of a quorum for the transaction of business. Shares represented by abstentions are counted in the same manner as shares submitted with a “withheld” or “no” vote in tabulating the votes cast. Shares represented by broker nonvotes are not considered entitled to vote and thus are not counted for purposes of determining whether a proposal has been approved. Under current New York Stock Exchange (“NYSE”) rules, uninstructed brokers would have discretionary voting power for the election of directors (Item #1), for ratification of Ernst & Young LLP as independent registered public accounting firm (Item #2), and for approval of the Hormel Foods Corporation Operators’ Share Incentive Compensation Plan (Item #3).

MEETING ADMISSION

The following persons will be admitted to the Annual Meeting of Stockholders to be held on January 29, 2008:

•                     Stockholders of record at the close of business on December 3, 2007, and their immediate family members;

•                     Individuals holding written proxies executed by stockholders of record at the close of business on December 3, 2007;

•                     Stockholders who provide a letter or account statement from their broker, bank or other nominee showing that they owned stock held in the name of the broker, bank or other nominee at the close of business on December 3, 2007, and their immediate family members;

•                     Stockholders by virtue of stock held in the Company’s Employee Stock Purchase Plan;

•                     Other individuals with the approval of the Corporate Secretary; and

•                     One authorized representative of stockholders that are corporations or other entities. Additional authorized representatives may be admitted with the approval of the Corporate Secretary.

CONDUCT OF MEETING

The Chairman will preside over the Annual Meeting of Stockholders pursuant to the Bylaws and by action of the Board of Directors. The Chairman has broad authority to ensure the orderly conduct of the meeting. This includes discretion to recognize stockholders or proxies who wish to speak, and to determine the extent of discussion on each item of business. Rules governing the conduct of the meeting will be available at the meeting along with the agenda. The Chairman may also rely on applicable law regarding disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders.

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR each of the 13 director nominees listed below. The persons named as proxies will vote FOR the election of these 13 nominees to hold office as directors until the next Annual Meeting of Stockholders and until their successors are elected and qualify, unless stockholders specify otherwise. If any of such nominees become unavailable for any reason, it is intended that the proxies will vote for the election of such substitute persons as may be designated by the Board of Directors. Directors are elected by a plurality of the votes cast. The 13 candidates receiving the highest number of votes will be elected.

NOMINEES FOR DIRECTORS

		Principal Occupation,	Year First
		Five-Year Business Experience,	Became a
Name	Age	and Directorships	Director

TERRELL K. CREWS	52	Executive Vice President and Chief Financial Officer for Monsanto Company, an agricultural company, since 2000. Member of the Board of Trustees of Freed-Hardeman University, Henderson, Tennessee.	2007

JEFFREY M. ETTINGER	49

Chairman, President and Chief Executive Officer since November 21, 2006; President and Chief Executive Officer from January 1 to November 20, 2006; President and Chief Operating Officer from 2004 to 2006; Group Vice President from 2001 to 2004; Chief Executive Officer of Jennie-O Turkey Store, Inc. from 2003 to 2004; President of Jennie-O Turkey Store, Inc. from 2000 to 2003. Member of the Board of Directors of the Ordway Center for the Performing Arts, St. Paul, Minnesota, Grocery Manufacturers of America, Washington, D.C., American Meat Institute, Washington, D.C., Minnesota Business Partnership,

			2004

		Principal Occupation,	Year First
		Five-Year Business Experience,	Became a
Name	Age	and Directorships	Director

		Minneapolis, Minnesota, Austin Medical Center Foundation, Austin, Minnesota, and The Hormel Foundation, Austin, Minnesota.

JODY H. FERAGEN	51	Senior Vice President and Chief Financial Officer since January 2007; Vice President of Finance and Treasurer 2005 to 2007; Vice President and Treasurer 2001 to 2005.	2007

LUELLA G. GOLDBERG	70

Trustee, University of Minnesota Foundation since 1975, and Chair, Board of Trustees, from 1996 to 1998. Member, Board of Overseers, Carlson School of Management since 1979. Trustee and Chair Emerita, Wellesley College since 1996. Chair, Board of Trustees, Wellesley College, from 1985 to 1993; Acting President, Wellesley College, from July 1, 1993 to October 1, 1993. Life Director, Minnesota Orchestral Association since 1997; Chair, Board of Directors, Minnesota Orchestral Association from 1980 to 1983. Member of the Supervisory Board of ING Group, Amsterdam, The Netherlands. Member of the Board of Directors of TCF Financial Corporation, Minneapolis, Minnesota, and Communications Systems, Inc., Hector, Minnesota.

			1993

SUSAN I. MARVIN	52	President, Marvin Windows and Doors since October 1995; Senior Vice President Sales and Marketing from 1985 to 1995; Trustee, University of Minnesota Foundation from 2001 to 2007; Board of Directors of Minnesota Chamber of Commerce from 1992 to 1997, and Chair in 1995. Member of the Board of Directors of Marvin Lumber and Cedar Company, Warroad, Minnesota, and Harvard Joint Center for Housing Studies Policy Advisory Board, Cambridge, Massachusetts.	2002

JOHN L. MORRISON	62	Managing Director, Goldner Hawn Johnson & Morrison Incorporated, a private equity investment firm, since 1989; Chairman, Callanish Capital Partners, a private hedge fund, since 2001; Executive Vice President of Pillsbury and Chairman of the U.S. Consumer Foods Group, 1987 to 1989; President of Pillsbury’s International Group, 1981 to 1987; member of the President’s Foreign Intelligence Advisory Board, Washington, D.C., since 2006. Member of the Board of Directors of Andersen Windows, Inc., St. Paul, Minnesota.	2003

ELSA A. MURANO, Ph.D.	48	Pending appointment as President of Texas A&M University, December 2007; Texas A&M University Vice Chancellor and Dean of Agriculture, Director of the Texas Agricultural Experiment Station, since 2005; Professor, Department of Animal Science, Texas A&M University, since 2001; Undersecretary for Food Safety, U.S. Department of Agriculture, 2001 to 2004.	2006

		Principal Occupation,	Year First
		Five-Year Business Experience,	Became a
Name	Age	and Directorships	Director

ROBERT C. NAKASONE	59	Chief Executive Officer, NAK Enterprises, LLC, an investment and consulting company, since 2000; Chief Executive Officer, Toys “R” Us, Inc., 1998 to 1999; President and Chief Operating Officer from 1994 to 1997; Vice Chairman from 1989 to 1993; and President U.S. Toy Stores from 1985 to 1988; p rior to 1985, served in multiple senior executive capacities with the Jewel Companies, Inc., including Group Vice-President and General Manager of the Jewel Food Stores Midwest Region. Member of the Board of Directors of Staples, Inc., Framingham, Massachusetts.	2006

RONALD D. PEARSON	67	Chairman Emeritus of Hy-Vee, Inc., a retail grocery company, since 2006; Chairman of the Board, President and Chief Executive Officer of Hy-Vee, Inc. from 1989 to 2006. Member of the Board of Directors of Hy-Vee, Inc., West Des Moines, Iowa, Hy-Vee Weitz Construction, L.C., West Des Moines, Iowa, and Food Marketing Institute, Washington, D.C.	2007

DAKOTA A. PIPPINS	59	President and Chief Executive Officer, Pippins Strategies, LLC, a marketing consulting company, since 2003; Director of Urban Think Tank and Director of Planning for the Vigilante Division of Leo Burnett, USA, an advertising agency, from 1998 to 2003; Director of Management Institute at New York University from 1990 to 1995, and Adjunct Associate Professor at New York University since 1990; Senior Vice President, Chisholm-Mingo Group, an integrated marketing company, 1997 to 1998.	2001

GARY J. RAY	61	President Protein Business Units since July 2007; Executive Vice President Refrigerated Foods from 1999 to 2007; Executive Vice President Operations from 1992 to 1999. Member of the Board of Directors of Austin Medical Center, Community Bank, The Hormel Institute, and The Hormel Foundation, all of Austin, Minnesota.	1990

HUGH C. SMITH, M.D.	68	Professor of Medicine, Mayo Clinic College of Medicine, and Consultant in the Cardiovascular Division at Mayo Clinic, since 1972; Chief Executive Officer, Mayo Clinic-Rochester, 1999 to 2006; Vice President, Mayo Foundation, 2002 to 2005; Member of the Board of Trustees, Mayo Clinic, 1999 to 2005; Chair, Rochester Board of Governors, Mayo Clinic, 1999 to 2005. Member of the Board of Directors of Dartmouth Hitchcock Medical Center, Lebanon, New Hampshire, and Blue Cross Blue Shield Minnesota, Eagan, Minnesota.	2006

JOHN G. TURNER	68	Chairman, Hillcrest Capital Partners, a financial services organization, since 2002; Vice Chairman of ING Americas 2000 to 2002; Chairman and Chief Executive Officer of ReliaStar Financial Corp., a financial services company, from 1993 to 2000. Member of the Board of Directors of Conseco, Inc., Carmel, Indiana.	2000

No family relationship exists between any of the director nominees or executive officers of the Company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines which include the following:

•                                At all times a substantial majority of the Board will be independent, as that term is defined in relevant law and the NYSE listing standards;

•                                Directors who (1) retire or change their principal employment, (2) reach retirement age of 72, or (3) take action that creates a conflict of interest with the Company, must submit a letter of resignation from the Board. The Board may accept or reject a letter of resignation. It is the Board’s general policy that directors will not stand for reelection after reaching age 72;

•                                The Board and Board committees will conduct annual self-evaluations;

•                                Directors participate in an annual strategic planning retreat, which provides directors a detailed overview of the Company’s strategic business plans and an opportunity to access senior management of the Company;

•                                All non-management directors will meet in executive session at least quarterly;

•                                The Compensation Committee will evaluate the Chief Executive Officer’s performance annually. This evaluation is based in part on a self-evaluation by the Chief Executive Officer that is reviewed by all the nonemployee directors. The annual evaluation will take into account the Chief Executive Officer’s performance measured against established goals. After the process has been completed, the Compensation Committee will set the Chief Executive Officer’s compensation;

•                                Directors will have full access to officers and employees of the Company; and

•                                The Board and each committee have the power to hire independent legal, financial or other advisers, without consulting or obtaining the approval of any officer of the Company.

The Company’s Corporate Governance Guidelines may be found on the Company’s Web site at www.hormelfoods.com under “Investors - Corporate Governance”. A copy of the Corporate Governance Guidelines is available in print free of charge to any stockholder who requests it.

Code of Ethical Business Conduct

The Company has adopted a Code of Ethical Business Conduct that covers its directors, officers and employees. This Code of Ethical Business Conduct may be found on the Company’s Web site at www.hormelfoods.com under “Investors - Corporate Governance”. A copy of the Code of Ethical Business Conduct is available in print free of charge to any stockholder who requests it.

Stock Ownership Guidelines

The Company’s officers and directors are subject to stock ownership guidelines. Officers are expected to hold Company stock equivalent to 2.5 to 5 times their annual base salary, depending on position. Directors are expected to hold Company stock equivalent to 4 times their annual retainer. The value of shares individually owned, held in Company benefit plans, and deferred in the Company’s deferred compensation plans are counted toward the guidelines. Individual ownership of shares is determined under Section 16 of the Securities Exchange Act of 1934, as amended.

The guidelines were adopted effective January 1, 2005. All officers and directors have an initial five year phase-in period to comply with the guidelines. Newly elected officers and directors have five years from their election to comply with the guidelines. Officers promoted to a level requiring higher stock ownership under the guidelines have five years to achieve compliance.

Board Independence

The Company’s Corporate Governance Guidelines require that a substantial majority of the Company’s directors be independent. The NYSE listing standards require that a majority of the Company’s directors be independent and that the Audit, Compensation and Governance Committees be comprised entirely of independent directors. The Board of Directors has adopted standards to assist it in making the annual determination of each director’s independence status. These Director

Independence Standards are consistent with the NYSE listing standards. The Director Independence Standards are posted on the Company’s Web site at www.hormelfoods.com under “Investor - Corporate Governance”. A director will be considered “independent” if he or she meets the requirements of the standards and the independence criteria in the NYSE listing standards.

The Board of Directors has affirmatively determined that the following directors have no direct or indirect material relationship with the Company and satisfy the requirements to be considered independent:

Terrell K. Crews	Robert C. Nakasone	John R. Block (retired October 1, 2007)

Luella G. Goldberg	Ronald D. Pearson	E. Peter Gillette, Jr. (retired October 1, 2007)

Susan I. Marvin	Dakota A. Pippins

John L. Morrison	Hugh C. Smith, M.D.

Elsa A. Murano, Ph.D.	John G. Turner

The Board also has determined that each of the Company’s Audit, Compensation, Contingency and Governance Committees is composed solely of independent directors. In making the independence determinations, the Board of Directors reviewed all of the directors’ relationships with the Company. This review is based primarily on a review of the responses of the directors to questions regarding employment, business, family, compensation and other relationships with the Company and its management. In making the independence determination for Mr. Pearson, the Board considered the relationship arising out of the transactions in the ordinary course of business between the Company and Hy-Vee, Inc., a customer of the Company. The board determined that this relationship was not material.

Board of Director and Committee Meetings

Board of Directors and Committees - The Board of Directors conducts its business through meetings of the Board and its committees. The Board of Directors held six regularly scheduled meetings and one special meeting during the last fiscal year. Each director attended at least 88% of the total meetings during the fiscal year of the Board and Board committees on which he or she served, with one exception. Susan I. Marvin attended 67% of the total meetings of the Board and Board committees on which she served. Ms. Marvin missed two Board meetings and related committee meetings to attend funerals. The Chair of the Governance Committee presides at executive sessions of the nonmanagement directors.

The Board of Directors has established the following Board committees: Audit, Compensation, Governance, Pension Investment and Contingency. The table below provides membership through October 1, 2007 for each of the Committees and meeting information for fiscal 2007.

Pension
	Audit		Compensation		Governance		Investment		Contingency
Name	Committee		Committee		Committee		Committee		Committee
John R. Block			X		X				X
E. Peter Gillette, Jr.	X	*					X		X
Luella G. Goldberg					X		X	*	X
Susan I. Marvin			X		X				X
Michael J. McCoy							X
John L. Morrison	X		X						X
Elsa A. Murano	X						X		X
Robert C. Nakasone	X						X		X
Dakota A. Pippins			X		X	*			X
Hugh C. Smith					X		X		X
John G. Turner	X		X	*					X	*
Total Meetings in 2007	12		6		6		5		0

*      Committee Chair

The table below provides membership for each of the Committees effective October 1, 2007.

Pension
	Audit		Compensation		Governance		Investment		Contingency
Name	Committee		Committee		Committee		Committee		Committee
Terrell K. Crews	X		X						X
Luella G. Goldberg					X		X	*	X
Susan I. Marvin			X		X				X
John L. Morrison	X	*	X						X
Elsa A. Murano	X						X		X
Robert C. Nakasone					X		X		X
Ronald D. Pearson	X						X		X
Dakota A. Pippins			X		X	*			X
Hugh C. Smith					X		X		X
John G. Turner	X		X	*					X	*

*      Committee Chair

Each of the Audit, Compensation and Governance Committees has adopted and operates under a written charter. These charters may be found on the Company’s Web site at www.hormelfoods.com under “Investors - Corporate Governance”. Copies of these charters are available in print free of charge to any stockholder who requests them.

Audit Committee - Each member of the Audit Committee is financially literate as determined by the Board. The Board also determined that E. Peter Gillette, Jr. and John L. Morrison each is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission (“SEC”). Mr. Gillette retired from the Board on October 1, 2007. The duties of the Audit Committee include the following:

•                  Select and evaluate the performance of the independent registered public accounting firm;

•                  Discuss with the internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits;

•                  Ensure that the independent registered public accounting firm is accountable to the Committee and that the firm has no relationship with management or the Company that would impede their independence;

•                  Review and discuss with management and the external auditors the quarterly and annual financial statements of the Company;

•                  Establish procedures for the handling of complaints received by the Company regarding accounting, internal controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•                  Provide an open avenue of communication between the internal auditors, the external auditors, Company management and the Board of Directors;

•                  Understand the Company’s key areas of risk and assess the steps management takes to manage such risk; and

•                  Oversee the Company’s Code of Ethical Business Conduct, including assessment of the steps management takes to assure the Company’s compliance with all applicable laws and regulations and corporate policies.

Compensation Committee - The duties of the Compensation Committee include the following:

•                  Establish compensation arrangements for all officers of the Company;

•                  Engage a compensation consultant to review the Company’s compensation programs;

•                  Make recommendations to the Board regarding incentive compensation and equity-based compensation plans, and administer such plans; and

•                  Make recommendations to the Board regarding compensation to be paid to the Company’s directors.

Governance Committee - The duties of the Governance Committee include the following:

•                        Establish criteria for new directors and evaluate potential candidates;

•                        Make recommendations to the Board regarding the composition of Board committees;

•                        Review the Company’s executive succession plans;

•                        Periodically assess the Company’s adherence to its Corporate Governance Guidelines;

•                        Evaluate objectives and policies regarding the Company’s management of its human resources; and

•                        Oversee the annual evaluation of the Board and the Chief Executive Officer.

The Governance Committee recommends new director nominees to the Board. The Committee determines the selection criteria of director nominees based upon the Company’s needs at the time nominees are considered. In evaluating director candidates, the Committee will consider a candidate’s:

•                  Intellect;

•                  Integrity;

•                  Broad-based experience at the policy-making level in business, government, education or the public interest;

•                  Analytical ability;

•                  Ability to qualify as an independent director; and

•                  Ability and willingness to devote time and energy to effectively carry out all Board responsibilities.

Identifying and Evaluating Nominees for Director - The Governance Committee is responsible for establishing procedures to identify and review the qualifications of all nominees for Board membership. The Committee considers nominations of director candidates made by current directors, an independent search firm, senior management, and the Company’s stockholders. In 2007, the independent search firm SpencerStuart was paid a fee to assist the Committee in identifying and evaluating potential director nominees. The Governance Committee applies the same criteria for consideration of stockholder nominees as it does to nominees proposed by other sources.

Stockholders wishing to make a recommendation may do so by contacting the Governance Committee, c/o Corporate Secretary, Brian D. Johnson, at 1 Hormel Place, Austin, Minnesota 55912. Stockholders should send:

1.               Name of the candidate and a brief biographical sketch and resume;

2.               Contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and

3.               A signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

The Governance Committee’s procedures include making a preliminary assessment of each proposed nominee. Such assessment is based upon the resume and biographical information, an indication of the individual’s willingness to serve, and business experience and leadership skills. This information is evaluated against the criteria set forth above and the Company’s specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the Company’s needs may be invited to participate in interviews, which are used to further evaluate candidates.

On the basis of information learned during this process, the Governance Committee determines which nominee(s) to recommend to the Board to submit for election at the next Annual Meeting of Stockholders. The Board selects new Board nominees based on its assessment and consideration of various factors. These factors include the current Board profile, the long-term interests of stockholders and the needs of the Company, and the goal of creating an appropriate balance of knowledge, experience and diversity on the Board. No candidate meeting the criteria for director nomination was submitted by a stockholder for the 2008 Annual Meeting of Stockholders.

Contingency Committee - The Contingency Committee considers the matters the Board refers to the Contingency Committee. Such matters would require the deliberation and decision of disinterested and independent directors.

Pension Investment Committee - The Pension Investment Committee establishes investment policies for the Company’s defined benefit pension plans. The Committee also periodically reviews investments for consistency with those policies.

Policy Regarding Attendance at Annual Meetings

The Company encourages, but does not require, its Board members to attend the Annual Meeting of Stockholders. Last year all but one of the Company’s directors attended the Annual Meeting of Stockholders.

Board Communication

Interested parties may communicate with the Board of Directors by sending a letter directed to the Board of Directors, nonemployee directors or specified individual directors, and addressed to: Corporate Secretary, Brian D. Johnson, 1 Hormel Place, Austin, Minnesota 55912. All communications, whether signed or anonymous, will be directed to the Chair of one of the Committees based on the subject matter of the communication, or to the nonemployee directors or the specified directors, if so addressed.

COMPENSATION OF DIRECTORS

The Company provides the following elements of compensation to nonemployee directors:

•                  Annual retainer of $40,000, with half paid on February 1 and the other half paid on August 1;

•                  Additional retainer of $5,000 per year for chairperson of the Compensation, Governance, Pension Investment and Contingency Committees, with half paid on February 1 and the other half paid on August 1;

•                  Additional retainer of $8,000 per year for chairperson of the Audit Committee, with half paid on February 1 and the other half paid on August 1;

•                  Meeting fee of $1,500 for attendance at each regular Board meeting, with $4,500 for attendance at three-day annual strategic planning retreat and Board meeting;

•                  Meeting fee of $500 for attendance by telephone at a special Board meeting;

•                  Meeting fee of $1,000 for attendance in person at each committee meeting;

•                  Meeting fee of $500 for attendance by telephone at each committee meeting;

•                  An award of 2,500 restricted shares of stock on February 1; and

•                  A grant of 4,000 stock options on February 1, with an exercise price equal to the fair market value of one share of the Company’s common stock based on the NYSE closing price of the stock at the end of that day ($37.92 on February 1, 2007).

On October 1, 2007, the Compensation Committee approved a grant to each of the two newly nominated directors, Mr. Crews and Mr. Pearson, of a prorated award of restricted shares of stock and stock options. This grant consisted of 866 restricted shares of stock and 1,385 stock options. These stock options have an exercise price equal to the fair market value of one share of the Company’s common stock based on the NYSE closing price of the stock on October 1, 2007 ($35.89).

Directors may defer all or a portion of retainer and meeting fees under the Company’s Nonemployee Director Deferred Stock Plan. Deferred fees times 105% are credited to stock units under the plan. The stock units have the same value as Company common stock and receive dividend equivalents. Stock units become payable in shares of Company common stock following termination of service as a director.

The award of restricted shares and grant of stock options were made pursuant to the terms of the stockholder-approved 2000 Stock Incentive Plan. Each nonemployee director and the Company entered into a Restricted Stock Award Agreement and a Stock Option Agreement in forms previously filed with the SEC. The restricted shares are subject to a five-year restricted period. However, the restricted shares vest immediately upon death, disability, or retirement from the Board, subject to a minimum one-year restricted period. Directors receive declared dividends on the restricted shares prior to vesting. The options have a ten-year term and are exercisable six months after the date of grant.

Directors who are employees of the Company receive $100 for each Board meeting they attend. This meeting fee has remained unchanged since 1934. Compensation of employee directors is included in the Summary Compensation Table on page 26. The Summary Compensation Table also includes Mr. McCoy’s compensation for his service as a director following his retirement as an employee effective December 31, 2006.

The Compensation Committee makes recommendations to the Board of Directors regarding compensation to be paid to the Company’s directors. The Committee uses a compensation consultant, Pearl Meyer & Partners, to provide nonemployee director compensation advice each year. The consultant analyzes each element of director compensation and total director compensation for the same peer group of companies which is used to evaluate executive compensation. See “How Annual Compensation Decisions are Made” on page 24 for a list of these peer companies. The Committee reviews the consultant’s report of competitive director compensation and determines whether to recommend to the Board a change in the Company’s nonemployee director compensation. If such a change is recommended by the Committee, the full Board would then determine whether to approve the change.

The fiscal 2007 compensation of our nonemployee directors is shown in the following table.

DIRECTOR COMPENSATION FOR FISCAL 2007

	Fees Earned or		Option	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)(5)	($)(3)(5)	($)(4)	($)

John R. Block	50,667	92,106	45,120	17,031	204,924
Terrell K. Crews	18,347	2,391	2,122	—	22,860
E. Peter Gillette, Jr.	57,500	92,106	45,120	950	195,676
Luella G. Goldberg	67,500	92,106	45,120	36,470	241,196
Susan I. Marvin	57,500	92,106	45,120	10,315	205,041
John L. Morrison	64,667	92,106	45,120	6,141	208,034
Elsa A. Murano	72,000	104,547	58,759	—	235,306
Robert C. Nakasone	74,000	104,547	58,759	20,542	257,848
Ronald D. Pearson	18,347	2,391	2,122	—	22,860
Dakota A. Pippins	69,000	92,106	45,120	3,931	210,157
Hugh C. Smith	69,000	104,547	58,759	12,343	244,649
John G. Turner	76,000	92,106	45,120	2,112	215,338

(1)	Consists of annual retainer, additional retainer for committee chairs, and meeting fees. Includes amounts voluntarily deferred under the Company’s Nonemployee Director Deferred Stock Plan.

(2)

Consists of the compensation cost recognized in fiscal 2007 for restricted stock granted in fiscal 2007 and prior fiscal years, calculated in accordance with Statement of Financial Accounting Standard (“FAS”) 123R on the same basis used for financial reporting purposes. Assumptions used to calculate these amounts are included in Note A, “Summary of Significant Accounting Policies – Employee Stock Options”, and Note I, “Stock-Based Compensation”, of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 28, 2007. The grant date fair value of restricted stock granted to each nonemployee director, other than Mr. Crews and Mr. Pearson, in fiscal 2007 is $94,800, which consists of 2,500 shares of restricted stock granted to each nonemployee director on February 1, 2007. The grant date fair value of restricted stock granted to Mr. Crews and Mr. Pearson in fiscal 2007 is $31,081, which consists of 866 shares of restricted stock granted to each of them on October 1, 2007. The grant date fair value is based on the NYSE closing price of our common stock on the grant date.

(3)

Consists of the compensation cost recognized in fiscal 2007 for stock option awards granted in fiscal 2007 and prior fiscal years, calculated in accordance with FAS 123R on the same basis used for financial reporting purposes. Assumptions used to calculate these amounts are included in Note A, “Summary of Significant Accounting Policies –Employee Stock Options”, and Note I, “Stock-Based Compensation”, of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 28, 2007. The grant date fair value of options granted to each nonemployee director, other than Mr. Crews and Mr. Pearson, in fiscal 2007 is $45,120, which consists of 4,000 stock options granted to each nonemployee director on February 1, 2007. This grant date fair value is based on the Black-Scholes model valuation of $11.28 per share. The following assumptions were used in the calculation: options will be held for 8 years; dividend yield of 1.58% annually; a risk-free interest rate of 4.85%; and expected price volatility of 21%. This value has not been reduced to reflect that these options are subject to forfeiture. The grant date fair value of options granted to Mr. Crews and Mr. Pearson in fiscal 2007 is $13,795, which consists of 1,385 stock options granted to each of them on October 1, 2007. This grant date fair value is based on the Black-Scholes model valuation of $9.96 per share. The following assumptions were used in the calculation: options will be held for 8 years; dividend yield of 1.67% annually; a risk-free interest rate of 4.37%; and expected price volatility of 21%. This value has not been reduced to reflect that these options are subject to forfeiture.

(4)

Consists primarily of earnings and dividend equivalents on stock units under the Company’s Nonemployee Director Deferred Stock Plan. Also includes matching gifts to educational institutions made by the Company on behalf of directors as follows: Mr. Gillette - $950; Mrs. Goldberg - $16,000; Mr. Nakasone - $20,000; and Dr. Smith - $11,750. This matching gift program is available to all full-time employees, retired employees, directors and retired directors of the Company.

(5)	As of October 28, 2007, nonemployee directors held the following number of unexercised stock options and unvested shares of restricted stock:

	Unexercised	Unvested Shares of
	Options	Restricted Stock
Name	(#)	(#)
Terrell K. Crews	1,385	866
Luella G. Goldberg	38,000	8,445
Susan I. Marvin	22,000	8,556
John L. Morrison	16,667	8,062
Elsa A. Murano	5,700	3,560
Robert C. Nakasone	5,700	3,560
Ronald D. Pearson	1,385	866
Dakota A. Pippins	28,000	8,445
Hugh C. Smith	5,700	3,560
John G. Turner	24,000	8,445

AUDIT COMMITTEE REPORT AND
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee has reviewed and discussed the Company’s fiscal year 2007 audited financial statements with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee also has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP their independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the fiscal year 2007 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 28, 2007, for filing with the SEC.

THE AUDIT COMMITTEE

John L. Morrison, Chair
Terrell K. Crews
Elsa A. Murano
Ronald D. Pearson
John G. Turner

Independent Registered Public Accounting Firm Fees

The following table shows aggregate fees billed to the Company for fiscal years ended October 28, 2007 and October 29, 2006 by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal 2007	Fiscal 2006
Audit fees	$1,485,400	$1,476,500
Audit-related fees	$178,700	$155,000
Tax fees	$11,000	$0
All other fees	$0	$0

Audit Fees - Audit fees are for audit of the Company’s financial statements for fiscal years 2007 and 2006. Audit fees also include reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees - Audit-related fees are for services related to the performance of the audit. These services include benefit plan audits, due diligence related to acquisitions, and consultations concerning financial accounting and reporting standards.

Tax Fees - Tax fees are for services related to tax compliance, tax advice and tax planning.

Audit Committee Preapproval Policies and Procedures

The Audit Committee has adopted policies and procedures requiring preapproval of audit and nonaudit services provided to the Company by the independent registered public accounting firm. The Committee preapproved all of the services performed by Ernst & Young LLP during fiscal years 2007 and 2006. The Audit Committee approves all audit and nonaudit fees in advance at each quarterly meeting.

ITEM 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 26, 2008. Ernst & Young LLP has served as the Company’s public auditors since 1931.

At the Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 26, 2008. Stockholder approval of this appointment is not required. The Board is requesting ratification in order to obtain the views of the Company’s stockholders. If the appointment is not ratified, the Audit Committee will reconsider its selection. Representatives of the firm are expected to be present at the meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate questions.

Ratification of this appointment will require the affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting. The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

ITEM 3 –APPROVAL OF THE HORMEL FOODS CORPORATION
OPERATORS’ SHARE INCENTIVE COMPENSATION PLAN

The Board of Directors is asking for stockholder approval of the Hormel Foods Corporation Operators’ Share Incentive Compensation Plan (the “Operators’ Share Plan”). Since 1932, the Company has used the Operators’ Share Plan to provide a group of management employees an annual cash incentive based on net earnings per share of common stock. Material features of the Operators’ Share Plan are described briefly below. The full text of the Operators’ Share Plan is included in this proxy statement as Appendix A.

Background

Subject to stockholder approval, the Operators’ Share Plan will be effective as of October 29, 2007. The Company is seeking stockholder approval of the Operators’ Share Plan to enable certain compensation paid under the Operators’ Share Plan to continue to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.

The stockholders have previously approved the Operators’ Share Plan, with the last approval being at the 2003 Annual Meeting. That approval was intended to enable certain compensation paid under the Operators’ Share Plan to qualify as deductible performance-based compensation under Section 162(m). Internal Revenue Service regulations require stockholder approval every five years of the material terms of the performance goals of certain plans. This requirement applies to the Operators’ Share Plan because the Compensation Committee has discretion to establish the performance goals.

Stockholders are thus being asked to approve the material terms of the performance goals included in the Operators’ Share Plan. For purposes of Section 162(m), the material terms of the performance goals include:

•      The employees eligible to receive compensation under the plan;

•      A description of the business criteria on which the performance goal is based; and

•      The maximum amount of compensation that can be paid to an employee under the performance goal.

Each of these aspects of the Operators’ Share Plan is described below.

The Compensation Committee and the full Board of Directors have approved some modifications of the Operators’ Share Plan. Stockholders are being asked to approve these modifications of the Operators’ Share Plan. These modifications all relate to the economic value-added (“EVA”) portion of Operators’ Shares awards, described below, and include:

•                  The maximum percentage of a participant’s Operators’ Shares award that may be subject to achievement of EVA goals is increased from 33% to 50%;

•                  The Committee may award up to a 20% goal setting premium to participants when the Company as a whole or a specific business unit, as applicable, plans and achieves a specified improvement in profit over the previous fiscal year, and meets or exceeds the established EVA goal;

•                  The EVA multiplier that is applied to a portion of the Operator Shares will now be subject to a maximum of 3.0 times net earnings per share (no maximum previously applied); and

•                  The procedural steps for determining the EVA portion of an Operators’ Share award have been restated to better describe the steps used by the Committee. This restatement of procedures will have no effect on award amounts.

Eligibility; Awards

The Operators’ Share Plan is administered by the Compensation Committee. Management employees selected by the Committee participate in the Operators’ Share Plan. Participants are awarded the right to receive cash compensation equal to the net earnings per share of the Company for a fiscal year multiplied by a number designated by the Committee. These rights are referred to as “Operators’ Shares”. The number by which the net earnings per share will be multiplied is referred to as the number of Operators’ Shares. The Committee may delegate to the Chief Executive Officer the authority to award Operators’ Shares to management employees other than executive officers.

No participant may be granted a total award under the Operators’ Share Plan of more than two million Operators’ Shares.

There are currently approximately 110 management employees participating in the Operators’ Share Plan. This number includes the named executive officers (“NEOs”) listed in the Summary Compensation Table. Compensation listed under “Non-Equity Plan Incentive Compensation” for the NEOs in the Summary Compensation Table on page 26 was paid pursuant to the Operators’ Share Plan.

Award Payments

Operators’ Share Plan participants are paid the amount of dividends declared on the Company’s common stock multiplied by the number of Operators’ Shares held (“Dividend Equivalents”). Such Dividend Equivalents are paid at the same time the dividend is paid to stockholders.

Each participant receives a payment after fiscal year end which is equal to the number of Operators’ Shares held multiplied by the Company’s net earnings per share, minus Dividend Equivalents paid during the year. The Committee may modify this payment based on achievement of annual Company wide or business unit based EVA goals. EVA is calculated to determine the economic profit earned by the relevant business unit, by measuring net operating profit after taxes minus a charge for use of capital.

The percentage of the Operators’ Shares subject to the EVA component ranges from 25% to 50%. EVA is compared to the EVA target established at the beginning of the year to determine an EVA multiplier. The EVA multiplier is applied to a portion of the Operators’ Shares. Under this process, a participant may receive less than what he or she would have otherwise received under the Operators’ Share Plan if EVA goals are not met. If the EVA goals are exceeded, the participant will receive more than what he or she would have otherwise received under the Operators’ Share Plan.

The Committee has also added a goal setting premium, up to 20%, to the EVA-based portion of the Operators’ Share Plan. That premium rewards participants when the Company as a whole or a specific business unit, as applicable, plans and achieves a specified improvement in profit over the previous fiscal year, and meets or exceeds the established EVA goal.

See “Operators’ Share Incentive Compensation Plan” on page 18 for more information on why Operators’ Shares are used in the Company’s executive compensation programs, and how the Operators’ Share Plan works.

Amendment; Termination

The Company’s Board of Directors may amend or terminate the Operators’ Share Plan at any time. The Compensation Committee may correct any defect or inconsistency in the Operators’ Share Plan in order to put the Operators’ Share Plan into effect. The Operators’ Share Plan has no fixed termination date.

Section 162(m)

Internal Revenue Code Section 162(m) generally limits to $1 million the amount that the Company may deduct in any year for compensation paid to a “covered employee”. The Company’s Chief Executive Officer and the four most highly compensated executive officers other than the CEO are considered a “covered employee”. However, “performance-based” compensation is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied:

•                  Payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors”;

•                  The material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based and a limit on the maximum number of Operators’ Shares that may be awarded to any participant, are approved by a majority of the stockholders; and

•                  The committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

The Company’s Compensation Committee is intended to consist solely of “outside directors” as defined under Section 162(m). Except for the payment of Dividend Equivalents, the Operators’ Share Plan is intended to comply with the requirements of Section 162(m) with respect to performance-based compensation.

Vote Required; Board Recommendation

The affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting is required for approval of the Operators’ Share Plan under Section 162(m) of the Code. The Board of Directors recommends a vote FOR approval of the Operators’ Share Plan. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

EQUITY COMPENSATION PLAN INFORMATION

Information regarding the Company’s equity compensation plans as of October 28, 2007, is shown below:

Number of Securities
Remaining Available for
	Number of securities to be	Weighted-Average	Future Issuance under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options and	Outstanding Options	(Excluding Securities
Plan Category	Rights	and Rights	Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,938,737	$28.63	8,034,035
Equity compensation plans not approved by security holders	—	—	—
Total	10,938,737	$28.63	8,034,035

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Information as to the persons or groups known by the Company to be beneficial owners of more than five percent of the Company’s common stock, as of December 3, 2007, is shown below:

	Amount and Nature		Percent
Name and Address of Beneficial Owner	Beneficial Ownership		of Class

The Hormel Foundation	63,767,042	(1)	47.06%
301 N. Main Street
Austin, Minnesota 55912-3498

Barclays Global Investors, N.A.	7,296,113	(2)	5.38%
45 Fremont Street
San Francisco, CA 94105

(1)

The Hormel Foundation holds 6,544,806 of such shares as individual owner and 57,222,236 of such shares as trustee of various trusts. The Hormel Foundation, as trustee, votes the shares held in trust. The Hormel Foundation has a remainder interest in all of the shares held in trust. The remainder interest consists of principal and accumulated income in various trusts. These interests are to be distributed when the trusts terminate upon the death of designated beneficiaries, or upon the expiration of twenty-one years after the death of such designated beneficiaries.

The Hormel Foundation was converted from a private to a public foundation on December 1, 1980. The Certificate of Incorporation and Bylaws of the Foundation provide for a Board of Directors, a majority of whom represent nonprofit agencies to be given support by the Foundation. Each member of the Board of Directors of The Hormel Foundation has equal voting rights.

Members of the Board of Directors of The Hormel Foundation are: Chairman, Richard L. Knowlton, retired Chairman of the Board of Hormel Foods; Major Marlys K. Anderson, Officer in Charge, The Salvation Army of Austin; Jerry A. Anfinson, Certified Public Accountant, Austin; Mark T. Bjorlie, Executive Director, Young Men’s Christian Association, Austin; Donald R. Brezicka, Consultant of Austin Medical Center - Mayo Health System, Austin; Dr. Zigang Dong, Director, The Hormel Institute, Austin, representing the University of Minnesota; Jeffrey M.Ettinger, Chairman of the Board, President and Chief Executive Officer of Hormel Foods; Kermit F. Hoversten, Attorney, Austin; Joel W. Johnson, retired Chairman of the Board of Hormel Foods; Mandi D. Lighthizer-Schmidt, United Way of Mower County, Inc.; James R. Mueller, Executive Director, Cedar Valley Services, Inc., Austin; Dr. J. Doug Myers, representing the Austin Public Education Foundation, Inc.; John E. O’Rourke, representing the City of Austin; Gary J. Ray, President Protein Business Units of Hormel Foods; Steven T. Rizzi, Jr., Attorney, Austin;

Mahlon C. Schneider, retired Senior Vice President and General Counsel of Hormel Foods; and Robert J. Thatcher, retired Vice President and Treasurer of Hormel Foods, representing the Austin Community Scholarship Committee.

(2)

Based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007, Barclays Global Investors, N.A. reported that it has sole power to vote 4,623,828 shares and sole power to dispose of 5,676,265 shares; Barclays Global Fund Advisors, an investment advisor, has sole power to vote and dispose of 898,593 shares, Barclays Global Investors, Ltd., has sole power to vote and dispose of 478,136 shares, Barclays Global Investors Japan Trust and Banking Company Limited has sole power to vote and dispose of 32,636 shares and Barclays Global Investors Japan Limited, an investment advisor, has sole power to vote and dispose of 210,483 shares. The shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts.

SECURITY OWNERSHIP OF MANAGEMENT

Information as to beneficial ownership of the Company’s common stock by directors, nominees, executive officers of the Company named in the Summary Compensation Table on page 26, and all directors and executive officers of the Company as a group as of December 3, 2007, is shown below:

	Amount and Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership(1)(2)	of Class
Richard A. Bross(3)(5)	295,139	*
Terrell K. Crews	866	*
Jeffrey M. Ettinger(3)(4)(5)	456,613	*
Jody H. Feragen(5)	73,795	*
Ronald W. Fielding(5)	258,755	*
Luella G. Goldberg	82,597	*
Susan I. Marvin	30,556	*
Michael J. McCoy(5)	431,464	*
John L. Morrison(3)	31,729	*
Elsa A. Murano	9,260	*
Robert C. Nakasone	9,260	*
Ronald D. Pearson	866	*
Dakota A. Pippins	36,898	*
Gary J. Ray(4)(5)	757,939	*
Hugh C. Smith	9,260	*
John G. Turner	43,164	*
All Directors and Executive Officers as a Group (42 persons)(5)(6)	4,073,805	2.93%

* Less than one percent

(1)

Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares of the Company’s common stock have sole voting and investment powers with respect to the shares, and the shares are not subject to any pledge. Holdings are rounded to the nearest full share.

(2)	Includes the following number of shares subject to options exercisable within 60 days of December 3, 2007:

Mr. Bross - 207,375	Mrs. Goldberg - 38,000	Dr. Murano - 5,700	Dr. Smith - 5,700
Mr. Ettinger - 396,250	Ms. Marvin - 22,000	Mr. Nakasone - 5,700	Mr. Turner - 24,000

Ms. Feragen - 56,875	Mr. McCoy - 394,000	Mr. Pippins - 28,000
Mr. Fielding - 239,500	Mr. Morrison - 16,667	Mr. Ray - 585,000

(3)	Includes the following number of shares of the Company’s common stock beneficially owned by members of their respective households: Mr. Bross – 18,866; Mr. Ettinger - 445; and Mr. Morrison - 3,500.

(4)

Does not include any shares owned by The Hormel Foundation. Mr. Ettinger and Mr. Ray are members of the Board of Directors of The Hormel Foundation. Mr. Ettinger and Mr. Ray disclaim beneficial ownership of all shares owned by The Hormel Foundation.

(5)

Shares listed as beneficially owned include, where applicable, shares allocated to participants’ accounts under the Hormel Tax Deferred Investment Plan A - 401(k), and a pro-rata share of unallocated shares held in the Company’s Joint Earnings Profit Sharing Trust for the benefit of participants.

(6)	As of December 3, 2007, all directors and executive officers as a group beneficially owned 3,304,767 shares subject to options exercisable within 60 days.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended October 28, 2007.

THE COMPENSATION COMMITTEE

John G. Turner, Chair Terrell K. Crews Susan I. Marvin John L. Morrison Dakota A. Pippins

Compensation Discussion and Analysis

Compensation Overview

The Compensation Committee of the Board of Directors establishes and administers the compensation and benefit programs for executive officers. The Compensation Committee consists exclusively of nonemployee, independent directors. The Committee uses a compensation consultant, Pearl Meyer & Partners, to provide compensation advice independent of Company executives. The Committee and their consultant work with senior management to implement and monitor the programs the Committee approves.

The Company’s executive compensation programs are designed to achieve two primary goals:

•     Attract and retain highly qualified executive officers; and

•     Incentify the behavior of executive officers to create stockholder value.

These two goals are achieved by providing a competitive total compensation program that offers competitive “fixed pay” (i.e., base salary and benefits) along with “variable, performance-based pay” designed to reward performance.

Total compensation for executive officers is leveraged heavily toward incentive compensation rather than base salary. Incentive compensation is comprised of both short-term and long-term incentives. An appropriate balance of short-term and long-term incentives assures executive officers are properly balancing the need for consistent annual performance with the need for improved performance over a multi-year timeline. This compensation balance provides both significant risk and opportunity for reward based on Company performance.

The Company’s philosophy is to target total compensation for the management team at the 75th percentile of the market data commensurate with length of service and performance. The management team includes the named executive officers (“NEOs”) listed in the Summary Compensation Table. We believe the performance levels required to realize this target compensation level position the Company’s performance in the top quartile of its peers. This should in turn deliver above market returns to our stockholders. The Committee believes that this strategy has allowed the Company to attract and retain a skilled, experienced management team that has delivered strong, consistent financial and stock price performance.

Executive Compensation Programs

Executive officer compensation consists of five parts:

•     Base Salary;

•     Operators’ Share Incentive Compensation Plan;

•     Stock Incentive Plan;

•     Long-Term Incentive Plan; and

•     Benefits and Perquisites.

Base Salary

Base salary levels are the fixed portion of the executive compensation package. Base salary levels typically represent less than 50% of an executive officer’s total compensation. Salary levels are based on a combination of factors. These factors include competitive pay levels, the executive’s experience and tenure, the executive’s responsibilities, the executive’s performance and the Company’s overall annual budget for merit increases. In keeping with the Company’s desire for a performance-oriented pay program, base salaries are generally below competitive median levels.

Operators’ Share Incentive Compensation Plan

Why Operators’ Shares?

The Operators’ Share Incentive Compensation Plan (the “Operators’ Share Plan”) is a short-term incentive. The basic concept of the Operators’ Share Plan structure has been in place since 1932. The Operators’ Share Plan currently includes approximately 110 employees.

This annual cash incentive plan rewards employee participants for Company financial performance, as measured by earnings per share (“EPS”). The concept behind this incentive plan is that as the EPS of the Company rises over time, so too the executive’s compensation rises. Improved earnings per share, over time, results in an increase in the stock price, which improves stockholder value.

In addition to generating consistent earnings, the Committee also wants to ensure that senior management is focused on:

•    Sound capital management decisions;

•    Business unit specific results; and

•    Achieving planned financial results.

The Company thus includes Economic Value Added (“EVA”) compensation as a component of the EPS-based Operators’ Shares calculation. EVA is a measure that recognizes the productive use of capital assets and therefore rewards wise, responsible decision-making regarding capital investments. Capital investments include accounts receivable, inventory, new plants and equipment, and acquisitions.

The EVA component for the Operators’ Shares can be either Company or business unit based, depending upon the responsibility of the participant. The Committee establishes EVA targets for the Company and each business unit at the beginning of the fiscal year, based on the Company’s approved fiscal year financial plan. The components of the financial plan that determine EVA are used in establishing the EVA target.

To determine EVA results, operating income per the Company’s audited financial statements is first adjusted for items which include:

•    Minority interest and/or equity in earnings adjustments to convert these items from a financial basis to an EVA basis;

•    Interest or other income that is included for EVA;

•    Inventory valuation adjustments that are excluded from EVA;

•    A charge on the capital employed in various business units; and

•    A charge for taxes.

The resulting EVA is then further adjusted for specific excluded items, including non-recurring transactions, to calculate final EVA. Final EVA is then compared to the established EVA target. The difference between the final EVA and the target is put through a calculation that uses an interval to determine the EVA multiplier. An interval is established by the Committee for the Company and each business unit at the beginning of the fiscal year. The Committee has determined the interval should be set at a level where the resulting EVA multiplier is expected to be within a range of 0 to 2.0 based on actual results.

The EVA multiplier is applied to a portion of the Operators’ Shares. The EVA multiplier can be as low as 0, and had no cap in fiscal 2007. Going forward, the multiplier will have a cap of 3.0. The percentage of the Operators’ Shares subject to the EVA component ranges from 25% at the lowest participant level up to 33% for others, including the CEO. Going forward, this highest level will be 50%, including for the CEO. The Committee also added a 10% goal setting premium to the EVA-based portion of the Operators’ Share Plan. That premium rewards participants when the Company as a whole or a specific business unit, as applicable, plans and achieves at least a 10% improvement in profit over the previous fiscal year, and meets or exceeds the established EVA goal.

The Compensation Committee believes that the primary measure of Company EPS appropriately focuses all participants on overall Company performance. The secondary EVA measure further holds senior management accountable for their capital investment decisions. The goal setting premium encourages aggressive goal setting and accomplishment of these aggressive goals.

How the Plan Works

Upon initial eligibility for plan participation, an employee receives a grant of Operators’ Shares. Operators’ Shares are phantom units, not actual shares of stock or the right to receive the value of stock. Operators’ Shares represent the right to receive cash compensation under the Operators’ Share Plan.

Grants of Operators’ Shares to executive officers are determined by the Compensation Committee. Grants of Operators’ Shares to management employees other than executive officers are determined by the Chief Executive Officer. Operators’ Shares are awarded at a level that results in total compensation targeted at the 75th percentile of the market data commensurate with length of service and performance.

During the year, participants receive “dividend equivalents”. These are cash payments equal to declared dividends multiplied by the number of Operators’ Shares held. The sum of these cash payments made during the year is deducted from the final Operators’ Shares payment at year end.

Following the end of each fiscal year, the Company calculates each participant’s Operators’ Share Plan award. This is a three part calculation:

1.               The non-EVA adjusted portion of the Operators’ Shares award is calculated first. This is done by multiplying the Company’s annual EPS by the number of Operators’ Shares identified for that participant to be treated as non-EVA adjusted. This currently is 67-75% of the Operators’ Shares based on the participant’s position.

2.               The EVA adjusted portion of the Operators’ Shares award is then calculated. This is done by multiplying the Company’s annual EPS by the number of Operators’ Shares identified for that participant to be treated as EVA adjusted. This currently is 25-33% of the Operators’ Shares based on the participant’s position. This result is further multiplied by the EVA multiplier, described above.

3.               If the participant qualified for the Company or business unit profit goal setting premium, it is calculated as well. This is done by multiplying the participant’s EVA adjusted number of Operators’ Shares by the EPS times 10%.

The sum of these three parts is the total Operators’ Shares award for the year. This award is decreased by the total amount of dividend equivalents paid during the year to determine the final Operators’ Shares payment.

For example - CEO Operators’ Share Plan award calculation for fiscal 2007:

•                       Mr. Ettinger’s number of Operators’ Shares is 850,000

•                       The earnings per share was $2.17

•                       His Operators’ Shares subject to the EVA adjustment is 33%

•                       His EVA multiplier is .87

1.	The non-EVA adjusted portion of his Operators’ Shares bonus is:
	850,000 Operators’ Shares
	x 67% non-EVA portion
	x $2.17 EPS
	=	$1,235,815
2.	The EVA adjusted portion of his Operators’ Shares bonus is:
	850,000 Operators’ Shares
	x 33% EVA portion
	x $2.17 EPS
	x .87 EVA multiplier
	=	$529,556
3.	Mr. Ettinger’s Operators’ Shares award for fiscal year 2007 is:	$1,765,371

As another example – Operators’ Share Plan award calculation for an NEO achieving the 10% goal setting premium for fiscal 2007:

•    Mr. Ray’s number of Operators’ Shares is 590,000

•    The earnings per share was $2.17

•    His Operators’ Shares subject to the EVA adjustment is 33%

•    His EVA multiplier is 1.07

1.	The non-EVA adjusted portion of his Operators’ Shares bonus is:
	590,000 Operators’ Shares
	x 67% non-EVA portion
	x $2.17 EPS
	=	$857,801
2.	The EVA adjusted portion of his Operators’ Shares bonus is:
	590,000 Operators’ Shares
	x 33% EVA portion
	x $2.17 EPS
	x 1.07 EVA multiplier
	=	$452,074
3.	The business unit profit goal setting premium portion of his Operators’
	Shares bonus is:
	590,000 Operators’ Shares
	x 33% EVA portion
	x $2.17 EPS
	x .10 (10)% premium
	=	$42,250
4.	Mr. Ray’s Operators’ Shares award for fiscal year 2007 is:	$1,352,125

The fiscal 2007 EVA multiplier and goal setting premium varied for the NEOs, based upon the total Company results or their business unit results, as follows:

	% of Operators’		FY 2007	FY 2007 Profit
	Shares tied to	Basis for EVA Adjustment	EVA	Goal Setting
	EVA	& Goal Setting Premium	Multiplier	Premium

Jeffrey Ettinger	33%	Total Company	.87	—
Michael McCoy	33%	Total Company	.87	—
Jody Feragen	33%	Total Company	.87	—
Gary Ray	33%	Refrigerated Foods	1.07	.10
Richard Bross	33%	Hormel Foods International	1.49	.10
Ronald Fielding	33%	Grocery Products	.80	—

SEC rules provide that the Company does not have to disclose EVA targets and EVA results if doing so would result in competitive harm to the Company. Current and historical EVA targets and EVA results are maintained by the Company as confidential and proprietary information. The Committee believes disclosure of such information would result in competitive harm to the Company. Such harm would be caused by factors including the following:

•                       EVA targets and EVA results are financial measures determined at a business unit level, which is a type of competitively sensitive information that the Company does not publicly disclose;

•                       EVA targets reflect detailed planned results, which is a type of competitively sensitive information that the Company does not publicly disclose; and

•                       EVA targets and EVA results are a non-traditional financial metric and their disclosure may cause confusion.

The EVA adjusted portion of an executive’s Operators’ Shares bonus is more difficult to achieve than the remainder of the Operators’ Shares bonus because of the additional variables involved. These variables include the EVA target and interval established by the Committee and the need to manage capital investment decisions and actual EVA results. The goal setting premium applies only when meeting aggressive goals and is thus more difficult to attain than more typical performance.

Historically, the EVA multiplier has ranged from zero for some executives to approximately 2.0 for others. On average, executives have achieved an EVA multiplier of approximately 1.0. The Committee expects that on average executives will continue to achieve an EVA multiplier of approximately 1.0. Achievement of a 1.0 or higher EVA multiplier indicates that the EVA target has been met or exceeded.

The Compensation Committee reviews the Operators’ Shares holdings of each executive officer on an annual basis as part of its assessment of total compensation levels. For this review, Operators’ Shares are valued based on the target EPS established at the beginning of the fiscal year. As appropriate, the Compensation Committee periodically awards additional Operators’ Shares to maintain a competitive, performance-oriented compensation package. In combination with base salary, Operators’ Shares award levels are targeted to deliver total annual compensation between median and top quartile levels relative to market pay levels, taking into consideration length of service and performance.

Stock Incentive Plan

Why Stock?

The Hormel Foods Corporation 2000 Stock Incentive Plan is administered by the Compensation Committee and is considered long-term compensation. The Plan allows the Committee to grant different types of equity awards, including stock options, restricted stock and other stock-based awards. In general, the Committee uses stock options as the primary form of annual equity award. The Committee favors stock options because the option structure focuses executives on continued stock price improvement. Stock option grants typically vest equally over a four year period and have a term of ten years. This extended vesting period and term encourage executives to weigh how business decisions made in the near-term affect the Company’s long-term stock price performance.

The Compensation Committee also has built a safeguard into administration of the plan. Stock options are granted annually effective as of the first Tuesday of December. This practice ensures that options grant dates cannot be manipulated for a more favorable strike price. Options are always granted at the market price of the Company stock at the date of grant. Options thus provide compensation to the optionee only to the extent the market price of the stock increases between the date of grant and the date the option is exercised. Options are intended to provide long-term compensation tied specifically to increases in the price of the Company’s stock, thereby aligning the financial interests of executives and stockholders.

The Company’s officers are expected to hold Company stock equivalent to 2.5 to 5 times their annual base salary, depending on position. See “Stock Ownership Guidelines” on page 5 for more information on the Company’s stock ownership guidelines.

How Awards are Determined

During 2007, 151 members of senior management received a stock option grant. The Compensation Committee determines, with the assistance of its outside consultant, the amount of options to be granted to executive officers, including the CEO. The Chief Executive Officer adds his input and recommendations regarding grants to executives (other than himself) and other eligible employees. The Committee reviews such recommendations and determines all final option grants to all eligible employees.

Options are generally awarded based on the influence an employee’s position is considered by the Compensation Committee to have on stockholder value. The number of options awarded may vary up or down from prior year awards based on the level of an individual executive officer’s contribution to the Company in a particular year, determined in part on the recommendation of the Chief Executive Officer. The Compensation Committee’s determination of option grants in fiscal year 2007 and in past years took into consideration a number of factors. These factors include past grants to the individual, total compensation level (relative to other executives and relative to market data), contributions to the Company during the last completed fiscal year, potential for contributions in the future, and as a component of total compensation targeted at the 75th percentile of the market data.

Long-Term Incentive Plan

Why a Long-Term Incentive Plan?

Company executive officers are eligible to participate in the Hormel Foods Corporation 2005 Long-Term Incentive Plan (“LTIP”). This Plan is designed to provide a small group of key employees selected by the Compensation Committee with an incentive to maximize stockholder value. This Plan provides an additional incentive opportunity based on the Company’s long-term “Total Shareholder Return” performance compared to its peers. The Committee feels that the relative performance nature of the LTIP balances the absolute performance of the stock options, and recognizes the cyclicality of the business. In other words, if the Company underperforms in a very strong market, the options may be valuable, but the LTIP will be worthless. Conversely, if the Company outperforms its peers in a very weak market, the options may be worthless, but the LTIP would generate a reward.

How the LTIP Works

“Total Shareholder Return” measures the increase in stock price, assuming reinvested dividends. Each participant, including the NEOs, is given a target dollar award opportunity for the three-year performance period. There are a total of 33 participants in the current LTIP. In selecting participants, and the amount of cash incentive which can be earned by each participant, the Compensation Committee considers various factors. These factors include the nature of the services rendered by the employee, his or her present and potential contributions to the success of the Company, and as a component of total compensation targeted at the 75th percentile of the market data.

The current three-year LTIP performance cycle began October 31, 2005 and will end October 26, 2008. If the Company’s actual Total Shareholder Return for the three-year period is at the 50th percentile of the peer group, then participants will earn the target award. If the Company’s actual Total Shareholder Return ranks highest among the peers, then the award payout will equal three times the target opportunity. No award will be paid unless actual Total Shareholder Return is above the 25th percentile of the peers. The Compensation Committee retains discretion to reduce the amount of any award payout. The peer group consists of 34 publicly traded companies in the food industry, listed below.

LTIP Peer Companies

Archer Daniels Midland Co.	H.J. Heinz Company	Sara Lee Corporation
Cadbury Schweppes	Imperial Sugar Company	Seaboard Corp.
Campbell Soup Company	Interstate Bakeries	Seneca Foods Corporation
Chiquita Brands International Inc.	Kellogg Company	Sensient Tech
Conagra, Inc.	Kraft Foods, Inc.	Smithfield Foods, Inc.
Danone	Lance, Inc.	J.M. Smucker Company, Inc.
Dean Foods Company	McCormick & Company, Inc.	Tasty Bakery
Del Monte Foods Company	Pilgrim’s Pride Corporation	Treehouse Foods
Farmers Brothers Company	Premium Standard Farms	Tyson Foods Inc.
Flowers Industries Inc.	Ralcorp Holdings, Inc.	Unilever PLC
General Mills, Inc.	Sanderson Farms, Inc.	Wm. Wrigley, Jr. Company
Hershey Foods Corp.

During the current three-year LTIP performance cycle, new officers may be elected or officers participating in the current LTIP may be promoted. In these cases, the Compensation Committee may grant “shadow” awards. While “shadow” awards are not made under the LTIP, they are similar to LTIP awards. “Shadow” award target opportunities and actual awards are calculated in the same manner as LTIP awards. As such, “shadow” awards have the practical effect of either adding a new officer to the current three-year LTIP performance cycle on a pro-rata basis or increasing a promoted officer’s opportunity under the current three-year LTIP performance cycle commensurate with their new position. Two NEOS received “shadow” awards in fiscal 2007 upon their promotion. These awards are included in the Grants of Plan-Based Awards for Fiscal 2007 table on page 28.

Pension Plan

The Company maintains noncontributory defined benefit pension plans covering substantially all salaried employees. Pension benefits for salaried employees are based upon the employee’s highest five years of compensation (as described below) of the last 10 calendar years of service and the employee’s length of service.

The Salaried Employees Pension Plan provides an annual pension benefit based on the base benefit and supplemental benefit. The base benefit is .95% of the average annual compensation multiplied by the years of benefit service, limited to 40 years, at retirement. The supplemental benefit is .65% of average annual compensation less covered compensation multiplied by the years of benefit service, limited to 35 years. Average annual compensation is the average of the highest five years of compensation of the last ten completed calendar years at retirement. For this purpose, annual compensation consists of base salary and Operators’ Share Plan payments. Covered compensation is derived from a published table based on year of birth that averages the maximum social security wage bases during the participant’s working life.

The earliest retirement age is 55 years, after completion of 15 years of service. The base benefit is discounted ½% for every month retirement occurs before age 62. However, an employee may retire with 30 years of service after attaining age 60 and avoid the discount on the base benefit. The supplemental benefit is multiplied by an adjustment factor which increases from .48 at age 55 to 1.00 at age 65.

Supplemental Executive Retirement Plan

Why have a SERP?

The Supplemental Executive Retirement Plan (“SERP”) provides an annual pension benefit to a select group of management, including all NEOs, based on the same pension formula as the Salaried Employees Pension Plan. The SERP bases the benefit on compensation that is not allowable in the Salaried Employees Pension Plan. Such compensation includes amounts over the qualified plan compensation limit, currently $225,000, restricted stock awards, and deferrals to nonqualified deferred income plans. Rather than adding a different measure of value, the SERP merely restores the value executives lose under the Pension Plan (described above) due to government limitations.

In 2007, the SERP was modified to discontinue lump sum payouts and reinstate the early retirement discount and benefit service limits for members of the Executive Committee. Mr. Ray and Mr. McCoy were grandfathered in these provisions. The Compensation Committee granted Mr. McCoy 20-6/12 years of eligibility service in the SERP for service in the food industry prior to his employment by the Company. This service, however, was not used to calculate benefit payment.

Nonqualified Deferred Compensation Plan

Why have a NQDCP?

In the same way that the SERP eliminates the government-imposed limitations on the Pension Plan, the nonqualified deferred compensation plan (“NQDCP”) eliminates the government-imposed limitations on the Company’s 401(k) plan. The Company’s NQDCP, the Executive Deferred Income Plan, permits eligible employees, including all NEOs, to annually defer certain compensation. This compensation includes base salary, Operators’ Shares dividend equivalents and year-end payments, long-term incentive plan payments and any restricted stock unit awards. The Company may make discretionary contributions to the participant’s deferral accounts.

Deferrals of cash compensation are credited with deemed investment gains and losses. Similar to a 401(k) plan, the participant may choose from a number of investments, none of which provide above-market interest rates. Any stock deferrals are automatically credited to a stock unit account whose return reflects the return on the Company’s common stock. Payments under the plan are made on the date(s) selected by each participant in accordance with the terms of the plan or on such other date(s) as specified in the plan. Payments relating to deferrals of cash compensation are paid in cash, and payments relating to stock deferrals are paid in shares of Company common stock that are authorized for issuance under the Company’s 2000 Stock Incentive Plan.

Mr. Ray also participates in a frozen nonqualified deferred income plan. This plan allows him to defer $1,000 each year and receive earnings on his deferrals on a pre-determined interest rate.

In connection with the plan, the Company has created a grantor trust, commonly known as a “rabbi trust.” The Company funds this trust as deemed necessary. The assets of the trust will be used to pay benefits under the plan, but the assets of the trust are subject to the claims of general creditors of the Company.

The Committee believes that the SERP and the NQDCP together provide a competitive retirement package for executives that is consistent with the retirement benefits provided to all Company employees.

Survivor Income Protection Plan

Why have a SIPE?

The Survivor Income Plan for Executives (“SIPE”) is provided in addition to the life insurance plan which is available to all salaried employees. As with the qualified pension plans, there are limits on the levels of insurance provided under the broad-based plan. The Company offers the SIPE to provide a death benefit commensurate with the income levels of the participants. The SIPE is available to a designated group of management employees, including all NEOs.

The SIPE pays a benefit to the employee’s spouse or dependent child of 60% of average salary (based on a five-year average) for up to 20 years if the eligible employee died while actively employed. If the payment is made to a beneficiary instead of a spouse or dependent child, the maximum duration is five years (for participants joining the SIPE in 2000 or after) or 20 years (for participants joining the SIPE prior to 2000). If the eligible employee died after retirement, payment to the spouse or dependent child is 1% per year of service up to 40% of average salary for 15 years. If the payment is made to a beneficiary, not to a spouse or dependent child, the maximum duration is five years (for participants joining the SIPE in 2000 or after) or ten years (for participants joining the SIPE prior to 2000).

Perquisites

The Company provides limited perquisites to its executive officers. The Company maintains two corporate aircraft, but executive use of the aircraft is strictly limited to business purposes. In the past, executives were reimbursed for personal financial planning expenditures, up to a set dollar amount. Beginning in fiscal 2008, the Company discontinued this financial planning perquisite.

The Company maintains a condominium in Vail, Colorado. The condominium is made available to 132 members of senior management as a vacation destination. The taxable value, according to IRS regulations, of the use of this property is charged as taxable income to the employee. The Company provides cars to executive officers. Due to business travel needs, the Company has chosen to provide a Company car in lieu of paying mileage for the use of a personal vehicle. The annual taxable value, according to IRS regulations, of the vehicle is charged as taxable income to the employee.

The Company provides a designated group of managers, including executive officers, an annual medical physical. Assuring these key managers are in good health minimizes the chance business operations will be interrupted due to an unexpected health condition.

How Annual Compensation Decisions are Made

The Committee reviews and approves recommendations for pay changes for the CEO, each of his 12 direct reports and a group of 16 additional executive officers who hold key positions within the Company. Each year, the Committee asks its outside consultant to update the competitive analysis for each of these positions.

For the NEOs, the consultant develops “market consensus” data using both a peer group of companies similar to the Company in size and industry (listed below) and a combination of several compensation surveys. The use of peer group data (1) provides the Committee with more specific information regarding market practices than is available from surveys and (2) allows the

Committee to compare the Company’s relative pay positioning in relation to the Company’s relative performance positioning to ensure a proper pay-for-performance alignment. The use of survey data (1) provides information based on specific position responsibilities rather than pay level and (2) provides pay information for positions that fall below the NEOs. The consultant works with the Company’s Vice President - Human Resources to ensure a proper understanding of the roles, responsibilities and revenue scope of each position reviewed.

Hormel Foods Pay and Performance Peer Group

Campbell Soup Company	PepsiAmericas, Inc.
Chiquita Brands International, Inc.	Pilgrim’s Pride Corporation
ConAgra Foods, Inc.	Sanderson Farms, Inc.
Dean Foods Company	Sara Lee Corporation
Del Monte Foods Company	Seaboard Corporation
General Mills, Inc.	Seneca Foods Corporation
H.J. Heinz Company	Smithfield Foods, Inc.
Hershey Foods Corp.	J.M. Smucker Company, Inc.
Kellogg Company	Tyson Foods, Inc.
McCormick & Company, Inc.	Wm. Wrigley, Jr. Company

2006/2007 Data ($ million)	Hormel Foods	25th Percentile	Median	75th Percentile
Revenues	$5,745	$3,240	$5,090	$11,158
Market Capitalization	$4,983	$2,313	$4,396	$12,721

The companies in this Pay and Performance Peer Group are different than the LTIP Peer Companies because the purpose of each list is different. The Pay and Performance Peer Group consists of food companies which are more similar in size to the Company. This makes them a better match to use for compensation comparison purposes. The LTIP Peer Companies are a broader group of food companies which are publicly traded, allowing for determination of total shareholder return. Since total shareholder return is not dependent on company size, a broader group of companies can be included. This broader group assures there will be a sufficient number of comparison companies at the end of the three-year LTIP performance cycle if some of the companies are eliminated by acquisition, bankruptcy, etc.

Upon completing the competitive analysis, the consultant provides the Committee with a report of the relative pay and performance findings. Based on the results of this analysis, the Committee discusses strategic goals for the program and establishes broad parameters for annual pay decisions, including desired changes in overall pay mix. The consultant then works with the CEO and the Committee Chair to develop an initial set of recommendations for annual pay decisions, consistent with the guidelines established by the Committee. The consultant presents preliminary recommendations to the CEO and Chair based on each executive’s market positioning and relative internal positioning. The CEO and Chair then modify those recommendations based on their assessment of each individual’s performance and contribution. The initial results are then submitted to the Committee for review and discussion. Based on the Committee discussion, modifications are made to the initial recommendations, as appropriate, and the Committee approves the final recommendations at a subsequent meeting. The CEO does not participate in the Committee’s process for establishing the CEO’s compensation.

For fiscal year 2007, the Committee approved salary increases, changes to Operators’ Shares grants, and stock option grants for the NEOs and other key executives. Both Mr. Ettinger and Ms. Feragen have been recently promoted to their positions as CEO and CFO, respectively. When a current employee is promoted, it is the Committee’s practice to make meaningful increases to compensation levels over a two-to-four year period to reflect the new position and responsibilities. Accordingly, both Mr. Ettinger and Ms. Feragen received significant increases to all elements of their compensation for fiscal 2007. Notwithstanding these increases, the target total compensation opportunities for both Mr. Ettinger and Ms. Feragen are below competitive median levels. The Committee considers this positioning appropriate in light of their position tenure, and would look to improve their competitive positioning over time, as warranted by experience and performance in their respective roles.

The other three NEOs, Messrs. Ray, Bross and Fielding, are experienced in their positions. As such annual increases in their target total compensation opportunities were more modest. The target total compensation opportunities for each of these three more-tenured executives is consistent with the Company’s stated 75th percentile philosophy. The Committee considers this positioning appropriate in light of the significant experience, expertise and proven track record of these three individuals.

Tax Deductibility

Compensation decisions for our executive officers are made with full consideration of the tax implications, including deductibility under Internal Revenue Code Section 162(m). Section 162(m) limits the deductibility of compensation paid to certain executive officers in excess of $1 million annually, but excludes “performance-based compensation” from this limit.

Our stockholders have approved the Company’s Operators’ Share Plan, LTIP and 2000 Stock Incentive Plan for the purpose of qualifying those plans as performance-based compensation under Section 162(m). The Committee believes that compensation paid pursuant to these plans will be deductible, except for dividend equivalents paid under the Operators’ Share Plan. Such dividends may not be deductible in full for any NEO in a given year. In this Proxy Statement, we are asking that stockholders approve the Company’s Operators’ Share Plan to enable certain compensation paid under the Plan to continue to qualify as deductible performance-based compensation under Section 162(m).

Compensation of Named Executive Officers (NEOs)

The following tables and narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which presents the objectives of our executive compensation and benefit programs. The table below presents compensation for fiscal year 2007 for individuals who served as Chief Executive Officer and Chief Financial Officer and for each of the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal 2007.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)

Jeffrey M. Ettinger Chairman, President and Chief Executive Officer	2007	815,335	—	—	1,551,794	1,765,371	560,635	67,223	4,760,358

Michael J. McCoy Executive Vice President and Chief Financial Officer (CFO through December 31, 2006)	2007	118,370	250,000	94,800	45,120	148,181	730,248	20,108	1,406,827

Jody H. Feragen Senior Vice President and Chief Financial Officer (CFO effective January 1, 2007)	2007	261,220	—	—	224,745	290,767	56,676	29,961	863,369

Gary J. Ray President Protein Business Units	2007	448,685	—	—	1,494,429	1,352,125	775,483	42,617	4,113,339

Richard A. Bross Group Vice President	2007	243,210	—	—	632,960	518,500	314,342	47,293	1,756,305

Ronald W. Fielding Executive Vice President	2007	289,025	—	—	638,729	425,624	126,480	30,084	1,509,942

(1)

Includes amounts voluntarily deferred under the Company’s Tax Deferred Investment Plan A - 401(k) and the Executive Deferred Income Plan. For Mr. McCoy, includes $41,667 of retainer and meeting fees for his service as a director following his retirement as an employee effective December 31, 2006.

(2)	Consists of a discretionary bonus paid to Mr. McCoy for his services as an employee in fiscal 2007.

(3)

Consists of the compensation cost recognized in fiscal 2007 for 2,500 shares of restricted stock granted to Mr. McCoy in fiscal 2007 for his service as a director following his retirement as an employee, calculated in accordance with FAS 123R on the same basis used for financial reporting purposes. Assumptions used to calculate this amount are included in Note A, “Summary of Significant Accounting Policies – Employee Stock Options”, and Note I, “Stock-Based Compensation”, of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 28, 2007.

(4)

Consists of the compensation cost recognized in fiscal 2007 for the option awards granted in fiscal 2007 and prior fiscal years, calculated in accordance with FAS 123R on the same basis used for financial reporting purposes. Assumptions used to calculate these amounts are included in Note A, “Summary of Significant Accounting Policies – Employee Stock Options”, and Note I, “Stock-Based Compensation”, of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 28, 2007. Includes the compensation cost recognized in fiscal 2007 for 4,000 options awarded to Mr. McCoy in fiscal 2007 for his service as a director following his retirement as an employee.

(5)

Consists of Operators’ Share Incentive Compensation Plan payments earned in fiscal 2007 and paid subsequent to fiscal year end. Includes amounts voluntarily deferred under the Executive Deferred Income Plan.

(6)

Includes the annual increase in the actuarial present value of accumulated benefits under our Salaried Employees Pension Plan and Supplemental Executive Retirement Plan. In accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See “Pension Benefits” on page 32. The NEOs had no above-market or preferential earnings on deferred compensation, except that Mr. Ray had $10,646 in above-market earnings under a frozen nonqualified deferred income plan. This plan allows him to defer $1,000 each year and receive earnings on his deferrals on a predetermined interest rate.

(7)	All other compensation, including perquisites and other personal benefits, consists of the following:

ALL OTHER COMPENSATION TABLE

	Joint
	Earnings		Company	Use of		Use of			Life &
	Profit	Director	401k	Company	Financial	Company	Air Lounge	Physical	Health
	Sharing	Fees	Match	Car	Planning	Properties	Membership	Exams	Insurance	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)	($)(9)	($)

Jeffrey M. Ettinger	41,680	600	900	11,082	—	6,557	373	6,031	—	67,223

Michael J. McCoy	3,536	100	—	2,931	1,465	—	373	2,128	9,575	20,108

Jody H. Feragen	13,490	100	900	7,829	—	—	400	7,242	—	29,961

Gary J. Ray	24,531	600	900	9,591	4,535	—	253	1,848	359	42,617

Richard A. Bross	12,011	—	900	13,733	1,325	6,557	208	10,870	1,689	47,293

Ronald W. Fielding	14,471	—	900	13,828	—	—	—	—	885	30,084

(1)

Consists of Joint Earnings Profit Sharing distributions for fiscal 2007 that were authorized and paid subsequent to fiscal year end. Company Joint Earnings Profit Sharing distributions may be authorized by the Board of Directors in its discretion based on Company profits. The total amount of Company distributions declared available to all participants by the Board is allocated in the same proportion as each person’s base weekly wage bears to the total base wage for all eligible persons. Distributions to the NEOs are calculated using the same formula as is used for all eligible employees.

(2)	Consists of employee director fee payments of $100 for each Board of Directors meeting attended.

(3)	Consists of Company matching payments under the Hormel Tax Deferred Investment Plan A - 401(k). This matching payment, in the same amount, is available to all other eligible employees.

(4)

Consists of the aggregate incremental cost to the Company of a vehicle provided to the NEO for business and personal use. This cost includes the depreciation expense of the vehicle, and insurance, fuel and maintenance costs.

(5)

Consists of reimbursements paid by the Company for personal financial planning expenditures, up to a set dollar amount. Beginning in fiscal 2008, the Company discontinued this financial planning perquisite.

(6)

Consists of the aggregate incremental cost to the Company of use of a Company-owned condominium in Vail, Colorado. This cost is the total costs of the property allocated between the two units in the condominium and then divided by the number of weeks the units are available for use. Costs of the property include property management, insurance, utilities, remodeling, repairs and property taxes.

(7)	Consists of reimbursements paid by the Company for air travel lounge membership expenditures. Such expenditures are allocated evenly over the term of the membership.

(8)	Consists of costs of physical medical examinations paid by the Company.

(9)

Consists of Company contributions to a life insurance program. This program is available to all other eligible employees with benefits proportional to annual compensation. For Mr. McCoy, this column also includes $9,336 for accrued expenses for subsidized health care contributions based on an agreement with Mr. McCoy to include service prior to his hire date with the Company when computing his health care contributions after retirement.

The following table describes each stock option, restricted stock and non-equity incentive plan award made to an NEO in fiscal 2007.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2007

											All Other
											Option
										All Other	Awards:		Grant Date
										Stock Awards:	Number of	Exercise or	Fair Value of
						Estimated Future Payouts Under Non-Equity				Number of	Securities	Base Price of	Stock
			Award	Operator’s		Incentive Plan Awards				Shares of	Underlying	Option	and Option
			Approval	Shares		Threshold	Target		Maximum	Stock or Units	Options	Awards	Awards
Name	Grant Date		Date	(#)		($)	($)		($)	(#)	(#)	($ /Sh.)	($)

Jeffrey M.			11/20/06	850,000	(6)		1,890,613	(6)
Ettinger	12/05/06	(1)	11/20/06								250,000	38.71	2,777,500	(7)
	1/08/07	(2)	11/20/06								100	37.41	827	(8)
Michael J.			11/20/06	71,347	(6)		158,694	(6)
McCoy	2/01/07	(3)	9/26/05							2,500			94,800	(9)
	2/01/07		9/26/05								4,000		45,120	(10)
Jody H.			11/20/06	140,000	(6)		311,395	(6)
Feragen	12/05/06	(1)	11/20/06								45,000	38.71	499,950	(7)
	1/01/07	(5)	11/20/06			30,500	61,000		183,000
	1/08/07	(3)	11/20/06								100	37.41	827	(8)
Gary J. Ray			11/20/06	590,000	(6)		1,146,001	(6)
	12/05/06	(1)	11/20/06								100,000	38.71	1,111,000	(7)
	1/08/07	(2)	11/20/06								100	37.41	827	(8)
Richard A.			11/20/06	200,000	(6)		453,050	(6)
Bross	12/05/06	(1)	11/20/06								42,000	38.71	466,620	(7)
	1/08/07	(2)	11/20/06								100	37.41	827	(8)
Ronald W.			11/20/06	210,000	(6)		417,585	(6)
Fielding	12/05/06	(1)	11/20/06								45,000	38.71	499,950	(7)
	1/01/07	(5)	11/20/06			76,125	152,250		456,750
	1/08/07	(2)	11/20/06								100	37.41	827	(8)

(1)

Consists of stock options granted under the Company’s 2000 Stock Incentive Plan. These options vest equally over a four year period and have a term of ten years. See Potential Payments Upon Termination on page 33 for a discussion of how equity awards are treated under various termination scenarios.

(2)

Consists of universal stock options granted under the Company’s 2000 Stock Incentive Plan. This one-time grant of options was made on January 8, 2007 to all active regular full-time employees of the Company and its wholly owned subsidiaries employed in the United States and management employees at majority owned foreign joint ventures.These options have a ten-year term and vest upon the earlier of (1) the Company’s stock price closing at $50 or higher for five consecutive trading days, or (2) January 8, 2012. See Potential Payments Upon Termination on page 33 for a discussion of how equity awards are treated under various termination scenarios.

(3)

Consists of restricted stock granted to Mr. McCoy for his service as a director following his retirement as an employee effective December 31, 2006. These shares of restricted stock vested upon Mr. McCoy’s retirement from the Board effective October 1, 2007. Mr. McCoy received declared dividends on the restricted stock prior to vesting.

(4)

Consists of stock options awarded to Mr. McCoy for his service as a director following his retirement as an employee effective December 31, 2006. The terms of this award are described under “Compensation of Directors” on page 9.

(5)

Consists of “shadow” awards granted in fiscal 2007 upon promotion to a new position effective January 1, 2007. See description at the end of the section titled Long-Term Incentive Plan, which starts on page 22. These grants are in addition to the grants received in fiscal 2006 for the current three-year LTIP performance cycle, which were reported in our proxy statement last year.

(6)

The “Operators’ Shares” column discloses the number of Operators’ Shares granted to each NEO on November 20, 2006 for fiscal 2007. Mr. McCoy’s grant of Operators’ Shares was prorated based on his announced retirement effective December 31, 2006. The “target” column shows the estimated possible Operators’ Share payment for fiscal 2007 based on fiscal 2006 earnings per share of $2.05 and fiscal 2006 EVA results. In accordance with SEC rules, this estimated possible payment is based on the previous fiscal year’s performance since the fiscal 2007 earnings per share and EVA results are not determinable when the award is made at the beginning of fiscal 2007. The actual Operators’ Share payment earned in fiscal 2007 for each NEO was paid subsequent to fiscal year end and is listed under “Non-Equity Plan Incentive Compensation” in the Summary Compensation Table on page 26. See “Operators’ Share Incentive Compensation Plan” on page 18 for a description of Operators’ Shares.

(7)

Grant date fair value of these options equals $11.11 per share based on the Black-Scholes option-pricing model. The following assumptions were used in the calculation: options will be held for 8 years; dividend yield of 1.55% annually; a risk-free interest rate of 4.43%; and expected price volatility of 21%. The values shown have not been reduced to reflect that these options are subject to forfeiture.

(8)

Grant date fair value of these options equals $8.27 per share based on the Black-Scholes option-pricing model. The following assumptions were used in the calculation: options will be held for 5.6 years; dividend yield of 1.60% annually; a risk-free interest rate of 4.67%; and expected price volatility of 21%. The values shown have not been reduced to reflect that these options are subject to forfeiture.

(9)	Grant date fair value of this restricted stock is based on the NYSE closing price of our common stock on the grant date.

(10)

Grant date fair value of these options equals $11.28 per share based on the Black-Scholes option-pricing model. The following assumptions were used in the calculation: options will be held for 8 years; dividend yield of 1.58% annually; a risk-free interest rate of 4.85%; and expected price volatility of 21%. The value shown has not been reduced to reflect that these options are subject to forfeiture.

The following table summarizes the total outstanding equity awards as of October 28, 2007 for each of the NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

	OPTION AWARDS
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option
	Options	Options		Exercise	Option
	(#)	(#)		Price	Expiration
Name	Exercisable	Unexercisable(1)		($)	Date

Jeffrey M. Ettinger	35,000			$26.09	1/17/2012
	35,000			$22.35	12/2/2012
	33,750	11,250	(2)	$26.93	12/2/2013
	62,500	62,500	(3)	$30.07	12/7/2014
	62,500	187,500	(4)	$32.74	12/6/2015
		250,000	(5)	$38.71	12/5/2016
		100	(6)	$37.41	1/8/2017
Michael J. McCoy	40,000			$17.6875	12/6/2010
	60,000			$26.09	1/17/2012
	75,000			$22.35	12/2/2012
	67,500	22,500	(2)	$26.93	12/2/2013
	50,000	50,000	(7)	$30.07	12/7/2014
	25,000	75,000	(8)	$32.74	12/6/2015
	4,000			$37.92	2/01/2017
Jody H. Feragen	5,000			$26.09	1/17/2012
	2,500			$22.35	12/2/2012
	11,250	3,750	(2)	$26.93	12/2/2013
	8,750	8,750	(9)	$30.07	12/7/2014
	5,000	15,000	(10)	$32.74	12/6/2015
		45,000	(11)	$38.71	12/5/2016
		100	(6)	$37.41	1/8/2017
Gary J. Ray	60,000			$15.90625	12/23/2008
	60,000			$19.25	1/26/2010
	75,000			$17.6875	12/6/2010
	75,000			$26.09	1/17/2012
	75,000			$22.35	12/2/2012
	67,500	22,500	(2)	$26.93	12/2/2013
	50,000	50,000	(7)	$30.07	12/7/2014
	25,000	75,000	(8)	$32.74	12/6/2015
		100,000	(12)	$38.71	12/5/2016
		100	(6)	$37.41	1/8/2017
Richard A. Bross	20,000			$15.90625	12/23/2008
	20,000			$19.25	1/26/2010
	24,000			$17.6875	12/6/2010
	30,000			$26.09	1/17/2012
	30,000			$22.35	12/2/2012
	30,000	10,000	(2)	$26.93	12/2/2013
	21,250	21,250	(13)	$30.07	12/7/2014
	10,500	31,500	(14)	$32.74	12/6/2015
		42,000	(15)	$38.71	12/5/2016
		100	(6)	$37.41	1/8/2017

Ronald W. Fielding	20,000			$14.65625	12/18/2007
	20,000			$15.90625	12/23/2008
	24,000			$19.25	1/26/2010
	28,000			$17.6875	12/6/2010
	30,000			$26.09	1/17/2012
	30,000			$22.35	12/2/2012
	30,000	10,000	(2)	$26.93	12/2/2013
	22,500	22,500	(16)	$30.07	12/7/2014
	11,250	33,750	(17)	$32.74	12/6/2015
		45,000	(11)	$38.71	12/5/2016
		100	(6)	$37.41	1/8/2017

(1)

Stock option grants generally vest in four equal annual installments, starting with one-fourth of the grant vesting on the first anniversary of the grant date. The stock options have a term of ten years. The grant date is thus ten years prior to the option expiration date shown in this table. Specific vesting dates are listed in the footnotes below. See Potential Payments Upon Termination on page 33 for a discussion of how equity awards are treated under various termination scenarios.

(2)	These options vested on December 2, 2007.

(3)	Options vested as to 31,250 shares on December 7, 2007, and will vest as to 31,250 shares on December 7, 2008.

(4)	Options vested as to 62,500 shares on December 6, 2007, will vest as to 62,500 shares on December 6, 2008, and will vest as to 62,500 shares on December 6, 2009.

(5)

Options vested as to 62,500 shares on December 5, 2007, will vest as to 62,500 shares on December 5, 2008, will vest as to 62,500 shares on December 5, 2009, and will vest as to 62,500 shares on December 5, 2010.

(6)

These universal stock options vest upon the earlier of (1) the Company’s stock price closing at $50 or higher for five consecutive trading days, or (2) January 8, 2012. See Potential Payments Upon Termination on page 33 for a discussion of how equity awards are treated under various termination scenarios.

(7)

Options vested as to 25,000 shares on December 7, 2007, and will vest as to 25,000 shares on December 7, 2008. Mr. McCoy retired as an employee effective December 31, 2006. His options continue to vest per the original vesting schedule.

(8)	Options vested as to 25,000 shares on December 6, 2007, will vest as to 25,000 shares on December 6, 2008, and will vest as to 25,000 shares on December 6, 2009.

(9)	Options vested as to 4,375 shares on December 7, 2007, and will vest as to 4,375 shares on December 7, 2008.

(10)	Options vested as to 5,000 shares on December 6, 2007, will vest as to 5,000 shares on December 6, 2008, and will vest as to 5,000 shares on December 6, 2009.

(11)

Options vested as to 11,250 shares on December 5, 2007, will vest as to 11,250 shares on December 5, 2008, will vest as to 11,250 shares on December 5, 2009, and will vest as to 11,250 shares on December 5, 2010.

(12)

Options vested as to 25,000 shares on December 5, 2007, will vest as to 25,000 shares on December 5, 2008, will vest as to 25,000 shares on December 5, 2009, and will vest as to 25,000 shares on December 5, 2010.

(13)	Options vested as to 10,625 shares on December 7, 2007, and will vest as to 10,625 shares on December 7, 2008.

(14)	Options vested as to 10,500 shares on December 6, 2007, will vest as to 10,500 shares on December 6, 2008, and will vest as to 10,500 shares on December 6, 2009.

(15)

Options vested as to 10,500 shares on December 5, 2007, will vest as to 10,500 shares on December 5, 2008, will vest as to 10,500 shares on December 5, 2009, and will vest as to 10,500 shares on December 5, 2010.

(16)	Options vested as to 11,250 shares on December 7, 2007, and will vest as to 11,250 shares on December 7, 2008.

(17)	Options vested as to 11,250 shares on December 6, 2007, will vest as to 11,250 shares on December 6, 2008, and will vest as to 11,250 shares on December 6, 2009.

The following table summarizes the option awards exercised and restricted stock vested during fiscal 2007 for each of the NEOs.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2007

	OPTION AWARDS		STOCK AWARDS
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	Upon Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)

Jeffrey M. Ettinger	59,000	1,092,608	—	—
Michael J. McCoy	15,000	299,100	2,500	89,725
Jody H. Feragen	12,500	167,500	—	—
Gary J. Ray	25,000	588,094	—	—
Richard A. Bross	20,000	466,675	—	—
Ronald W. Fielding	—	—	—	—

(1)	Amount is the difference between the market price (NYSE prior day closing price) of the Company stock at the time of exercise and the exercise price of the options.

(2)	Amount is based on the market price (NYSE closing price) of the Company stock at the time of vesting.

The following table shows present value of accumulated benefits that NEOs are entitled to under the Salaried Employees Pension Plan and the Supplemental Executive Retirement Plan.

PENSION BENEFITS

			Present Value of	Payments During
		Number of Years Credited	Accumulated Benefit	Last Fiscal Year
Name	Plan name	Service (#)	($)	($)

Jeffrey M. Ettinger	Salaried Employees’ Pension Plan	17-8/12	218,090	0
	Supplemental Executive Retirement Plan	17-8/12	1,360,226	0

Michael J. McCoy(1)	Salaried Employees’ Pension Plan	12-3/12	242,963	12,425
	Supplemental Executive Retirement Plan	12-3/12	2,330,213	2,360,774

Jody H. Feragen	Salaried Employees’ Pension Plan	6-10/12	87,847	0
	Supplemental Executive Retirement Plan	6-10/12	87,457	0

Gary J. Ray(2)	Salaried Employees’ Pension Plan	38-11/12	1,024,948	0
	Supplemental Executive Retirement Plan	38-11/12	8,929,491	0

Richard A. Bross(2)	Salaried Employees’ Pension Plan	34-2/12	665,479	0
	Supplemental Executive Retirement Plan	34-2/12	1,434,577	0

Ronald W. Fielding	Salaried Employees’ Pension Plan	13-7/12	233,395	0
	Supplemental Executive Retirement Plan	13-7/12	568,615	0

(1)

Mr. McCoy retired effective December 31, 2006. Values disclosed reflect his final benefit at retirement. He was granted 20-6/12 years of eligibility service in the Supplemental Executive Retirement Plan for service in the food industry prior to his employment by the Company. However, this service was not used to calculate benefit payment. Payments for the Supplemental Executive Retirement Plan are slightly higher than the accumulated benefit because of a credit for five percent interest on a portion of the lump sum payment that was delayed six months to satisfy Internal Revenue Code Section 409A.

(2)

Mr. Ray and Mr. Bross are eligible for early retirement under both the Salaried Employees Pension Plan and the Supplemental Executive Retirement Plan. Early retirement provisions of these plans are described under “Pension Plan” on page 23 and “Supplemental Executive Retirement Plan” on page 23.

In accordance with SEC rules, the present value of accumulated benefits that NEOs are entitled to under these plans was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See Note F, “Pension and Other Postretirement Health Care Benefits”, of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 28, 2007. The material terms of these plans are described under “Pension Plan” on page 23 and “Supplemental Executive Retirement Plan” on page 23.

The following table shows information about the participation by each NEO in the Company’s Executive Deferred Income Plan.

NONQUALIFIED DEFERRED COMPENSATION

	Executive Contributions			Aggregate	Aggregate Balance at
	in Last Fiscal Year	Company Contributions	Aggregate Earnings in	Withdrawals/	October 28, 2007
Name	($)(1)	in Last Fiscal Year ($)	Last Fiscal Year ($)(1)	Distributions ($)	($)(1)

Jeffrey M. Ettinger	100,000	—	72,091	—	787,019
Michael J. McCoy	116,498	—	48,698	(141,988)	946,371
Jody H. Feragen	196,602	—	38,506	—	833,401
Gary J. Ray	10,000	—	86,050	—	1,386,657
Richard A. Bross	388,250	—	81,989	—	1,775,246
Ronald W. Fielding	287,333	—	133,453	—	2,839,511

(1)	The following table identifies amounts that have already been reported as compensation in our Summary Compensation Table for the current or prior years:

	Amount of Fiscal 2007	Amounts in “Aggregate
	Contributions and Earnings	Balance at October 28, 2007”
	Reported as Compensation	Column Reported as
	in Fiscal 2007 Summary	Compensation in Summary
	Compensation Table	Compensation Tables for Prior Years
Name	($)	($)

Jeffrey M. Ettinger	100,000	539,423
Michael J. McCoy	116,498	746,884
Jody H. Feragen	196,602	545,083
Gary J. Ray	20,646	230,028
Richard A. Bross	388,250	1,097,299
Ronald W. Fielding	287,333	1,790,337

The material terms of the Company’s Executive Deferred Income Plan are described under “Nonqualified Deferred Compensation Plan” on page 23.

POTENTIAL PAYMENTS UPON TERMINATION

Our executive officers do not have employment or severance agreements with the Company. Consequently, no executive officer has any right to cash severance of any kind.

Our stock option awards include standard provisions that result in the vesting or forfeiture of awards upon termination of employment, depending on the reason for termination. These provisions are summarized as follows:

•                  All options vest immediately upon death or disability of the executive;

•                  Retirement results in the continued vesting of options per the original vesting schedule;

•                  Voluntary termination of employment results in the continued vesting of options per the original vesting schedule, but all options expire three months after such termination;

•                  Upon a change in capital structure of the Company, including a change in control of the Company, the Compensation Committee may in its discretion take action which the Committee deems appropriate, including accelerating vesting of options or permitting the exchange of options for a cash payment or substitute options; and

•                  Options are forfeited immediately upon termination for cause or breach of a confidentiality or noncompete agreement, both as determined by the Compensation Committee. All NEOs have signed a confidentiality agreement. Of the NEOs, Ms. Feragen, Mr. McCoy and Mr. Fielding have signed a noncompete agreement which prohibits them from working on competing products for a competitor of the Company for one year following termination of employment.

Our universal stock option award granted on January 8, 2007 includes the following provisions for vesting or forfeiture upon termination of employment:

•                  Options vest immediately upon death;

•                  Retirement results in the continued vesting of options per the original vesting schedule; and

•                  Unvested options are forfeited immediately upon termination for any reason other than death or retirement.

Our LTIP award agreements and similar “shadow” award agreements include standard provisions that result in the vesting or forfeiture of awards upon termination of employment, depending on the reason for termination. These provisions are summarized as follows:

•                  Death results in calculation of an award as if the performance period ended on the date of death and payment to the employee’s beneficiary of a prorated amount based on the employee’s actual period of employment during the three-year performance period;

•                  Change in control of the Company results in calculation of an award as if the performance period ended on the date change in control occurred and payment to the employee of that award without proration;

•                  Retirement or disability results in a payment after the end of the three-year performance period equal to the amount that would have been earned over the entire performance period prorated based on the employee’s actual period of employment; and

•                  Termination of employment for any reason other than retirement, disability or death results in forfeiture of all award rights.

The following table shows the potential payment of LTIP and similar “shadow” awards and the potential value of unexercisable stock option awards for the NEOs upon death, retirement, disability, or change in control of the Company as of October 28, 2007.

POTENTIAL PAYMENTS UPON TERMINATION AT FISCAL 2007 YEAR-END

	Death	Retirement or Disability			Change in Control
			Potential
	Potential	Value or Payment ($)(1)(3)			Potential
	Value or Payment	Threshold	Target	Maximum	Value or Payment
Name	($)(1)(2)	($)	($)	($)	($)(1)(2)(4)
Jeffrey M. Ettinger
Stock Options	1,290,300		1,290,300		1,290,300
LTIP & “shadow” awards	1,230,000	750,000	1,500,000	4,500,000	1,845,000
Total	2,520,300		2,790,300		3,135,300
Michael J. McCoy(5)
Stock Options			861,600
LTIP & “shadow” awards		293,269	586,538	1,759,614
Total			1,448,138
Jody Feragen
Stock Options	156,525		156,525		156,525
LTIP & “shadow” awards	142,680	87,000	174,000	522,000	214,020
Total	299,205		330,525		370,545
Gary J. Ray
Stock Options	861,600		861,600		861,600
LTIP & “shadow” awards	820,000	500,000	1,000,000	3,000,000	1,230,000
Total	1,681,600		1,861,600		2,091,600
Richard A. Bross
Stock Options	368,975		368,975		368,975
LTIP & “shadow” awards	218,667	133,333	266,667	800,000	328,000
Total	587,642		635,642		696,975
Ronald W. Fielding
Stock Options	386,488		386,488		386,488
LTIP & “shadow” awards	356,563	217,417	434,833	1,304,500	534,845
Total	743,051		821,321		921,333

(1)

Stock options are valued based on the difference between the closing price of the Company’s stock on October 26, 2007, which was the last trading day of the fiscal year, and the applicable exercise price of the stock options. Options with an exercise price in excess of the closing price on October 26, 2007 have no value for this purpose. Amounts shown for stock options represent the value of all unexercisable options. Exercisable options would not be affected by this termination event.

(2)

Payments for LTIP and similar “shadow” awards upon death or change in control of the Company are based on actual Company performance through October 28, 2007. Such awards upon death are prorated based on two years of employment during the three-year performance period.

(3)

Retirement or disability results in a payment for LTIP and similar “shadow” awards after the end of the three-year performance period equal to the amount that would have been earned over the entire performance period prorated based on the employee’s actual period of employment. These columns thus show the potential threshold, target and maximum payments for such awards, each prorated based on two years of employment during the three-year performance period. The actual payment would not be determined until after the November 2, 2008 end date for the current three-year performance period.

(4)

For this table, it is assumed that the Compensation Committee exercised its discretion to accelerate vesting of all options upon a change in control of the Company. Alternative assumptions which provide the same result are that the Compensation Committee exercised its discretion to permit the exchange of options for a cash payment or substitute options, in either case with a value equal to the difference between the closing price of the Company’s stock on October 26, 2007 (the last trading day of the fiscal year) and the applicable exercise price of the stock options.

(5)	Mr. McCoy retired on December 31, 2006. This table thus discloses value only for that event.

Following termination of employment for any reason, our executive officers receive payment of retirement benefits and nonqualified deferred compensation benefits under the plans in which they participate. The value of those benefits are set forth in the sections above entitled “Pension Benefits” and “Nonqualified Deferred Compensation.”

Upon termination of employment caused by the death of an executive officer, the SIPE would provide a death benefit to the executive’s survivors. The value of those benefits is described under “Survivor Income Protection Plan” on page 24.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Persons serving as members of the Compensation Committee during fiscal year 2007 were John G. Turner, John R. Block (through October 1, 2007), Terrell K. Crews (since October 1, 2007), Susan I. Marvin, John L. Morrison, and Dakota A. Pippins. None of these persons (1) was an officer or employee of the Company or any of its subsidiaries during fiscal year 2007, (2) was formerly an officer of the Company or any of its subsidiaries, or (3) had any other relationship with the Company or any of its subsidiaries requiring disclosure under the applicable rules of the SEC.

RELATED PARTY TRANSACTIONS

During fiscal year 2007, employees of the Company provided administrative services to The Hormel Foundation, which beneficially owns more than five percent of the Company’s common stock. The Hormel Foundation paid the Company $180,032 for such services, reimbursing the Company for its fully allocated cost for the employee time expended.

The Board of Directors has adopted a written related party transaction policy. This policy applies to all transactions that qualify for disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934. Information about transactions involving related persons is reviewed by the Audit Committee. Related persons include Company directors and executive officers, as well as their immediate family members. If a related person has a direct or indirect material interest in any Company transaction, then the Audit Committee would decide whether or not to approve or ratify the transaction. The Audit Committee will use any process and review any information that it determines is appropriate. All related person transactions will be disclosed in accordance with SEC rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors, executive officers, and any persons holding more than ten percent of the Company’s common stock are required to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the SEC and the NYSE. This requirement is contained in Section 16(a) of the Securities Exchange Act of 1934, as amended. Specific due dates for these reports have been established. The Company is required to disclose in this proxy statement any failure to file by those dates during 2007.

In making this disclosure, the Company has relied on the representations of its directors and officers and copies of the reports that they have filed with the SEC. Based on those representations and reports, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater than ten percent stockholders were met.

VIEWING AND DELIVERY OF PROXY MATERIALS

Viewing of Proxy Materials Via The Internet - We are able to distribute our Annual Report and this Proxy Statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet or go directly to www.ematerials.com/hrl to register your consent. You will continue to have the option to vote your shares by mail, telephone or the Internet.

Delivery of Proxy Materials - Only one annual report and proxy statement are being delivered to multiple stockholders sharing an address, unless the Company received contrary instructions from one of the stockholders. If you wish to receive a separate copy of the annual report or proxy statement this year or in future years, please call 507-437-5944 or mail a request to the Corporate Secretary, Brian D. Johnson, 1 Hormel Place, Austin, Minnesota 55912.

If your household currently receives multiple copies of the annual report or proxy statement and you wish to receive only a single copy, please contact the transfer agent with the names in which all accounts are registered and the one account for which you wish to receive mailings. The transfer agent is Wells Fargo Bank, N.A., who may be contacted at P.O. Box 64874, St. Paul, Minnesota 55164-0874, or by phone at 1-877-536-3559. This will not affect dividend check mailings.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder intending to present a proposal at the 2009 Annual Meeting of Stockholders must deliver the proposal to the Company by August 22, 2008, in order to have the proposal considered for inclusion in the Company’s proxy statement and the form of proxy for that meeting.

The Company’s Bylaws provide certain requirements which must be met in order for a stockholder to bring any proposals or nominations for election as Directors for consideration at the Annual Meeting of Stockholders. These requirements apply whether or not the proposal or nomination is requested to be included in the proxy statement and proxy. The requirements include a written notice to the Corporate Secretary to be received at the Company’s principal executive offices at least 90 days before the date that is one year after the prior year’s annual meeting. For business or nominations intended to be brought to the 2009 Annual Meeting of Stockholders, the notice deadline is October 31, 2008. Stockholder proposals or director nominations submitted after this date may not be presented at the 2009 Annual Meeting of Stockholders.

OTHER MATTERS

The management of the Company does not know of any matters to be presented at the meeting other than those identified above. If other matters properly come before the meeting, the holders of the proxies will vote on such matters in their discretion under the authority granted in the proxy.

By Order of the Board of Directors

BRIAN D. JOHNSON
Corporate Secretary

December 19, 2007

Appendix A

HORMEL FOODS CORPORATION

OPERATORS’ SHARE INCENTIVE COMPENSATION PLAN

Preamble:

Since 1932, the Company has used a performance-based incentive compensation plan for management level employees known as the “Operators’ Share Plan.” This is a plan whereby individuals in management are designated to receive incentive cash compensation based on the Company’s per share after-tax net earnings determined based on average outstanding shares of Common Stock from the audited financial statements of the Company (“Net Earnings Per Share”) in lieu of additional fixed salary or bonus. The rights to receive such compensation have been historically referred to by the Company as Operators’ Shares.

The intent of the “Hormel Foods Corporation Operators’ Share Incentive Compensation Plan” (the “Plan”) is to continue this traditional method of providing performance-based incentive cash compensation. The Plan shall be effective as of October 29, 2007, subject to its approval by the stockholders of the Company, and no payments shall be made pursuant to the Plan until after the Plan has been approved by the stockholders of the Company.

Plan Rules:

1.                                       The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors or such other committee of persons ineligible to receive Operators’ Shares as defined in Section 2 below, as is designated from time to time by the Board of Directors (the “Committee”). The Committee shall be composed solely of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                                       The Committee may from time to time award management employees selected by the Committee the right to receive incentive cash compensation equal to Net Earnings Per Share multiplied by a number designated by the Committee. These rights are referred to as “Operators’ Shares.” The number by which Net Earnings Per Share will be multiplied is referred to as the number of Operators’ Shares. Each management employee who has been designated to receive Operators’ Shares is referred to as a “Recipient.” The Operators’ Shares are awarded subject to the Committee’s right to terminate some or all of any Recipient’s Operators’ Shares at any time. Operators’ Shares will automatically terminate immediately on the date and at the time when the Recipient ceases for any reason to be a Company employee, unless earlier terminated by the Committee. The Committee may delegate to the Chief Executive Officer of the Company the authority to award Operators’ Shares to management employees other than executive officers.

3.                                       The award of Operators’ Shares will be evidenced by a certificate referred to as an “Operators’ Certificate.” The Operators’ Certificate will be in such form as the Committee may approve from time to time, and will create no independent rights other than evidencing the award of Operators’ Shares. The Operators’ Certificate is coterminous with the Operators’ Shares it evidences.

4.                                       Incentive compensation will be paid to Recipients under the Plan in the following manner. Whenever a cash dividend is paid to stockholders on the Company’s Common Stock, the amount of the per share dividend paid multiplied by the number of Operators’ Shares held by the Recipient on the dividend record date (“Dividend Equivalent”) will be paid in cash to the Recipient on the dividend payment date. After the end of each fiscal year of the Company, the Net Earnings Per Share of the Company’s Common Stock for such fiscal year will be multiplied by the number of Operators’ Shares held by each Recipient on the last day of such fiscal year to determine the total incentive compensation earned by the Recipient under the Plan. Except in the case of retirement as noted in paragraph 5 below, or as otherwise determined by the Committee as noted in paragraph 6 below, no payment, other than Dividend Equivalent amounts previously paid or due, will be made unless the Operators’ Shares are held on the last day of the fiscal year. All Dividend Equivalent amounts paid or due on account of dividends declared during such fiscal year will be subtracted from the total incentive compensation earned under the Plan for such fiscal year, and the balance will be paid at a time determined by the Committee after the last day of such fiscal year (the “Payment Date”).

5.                                       If a Recipient retires during the fiscal year, notwithstanding the termination of the Operators’ Shares on the retirement date, the total incentive cash compensation earned by such Recipient under the Plan for such fiscal year will be calculated as though the Operators’ Shares were held on the last day of such fiscal year, and then prorated as of the retirement date. Dividend Equivalent amounts paid to such Recipient on account of dividends declared during such fiscal year will be deducted from the prorated amount.

6.                                       Unless otherwise determined by the Committee, the award or termination of Operators’ Shares at any time during a fiscal year shall (other than with respect to Dividend Equivalents based on a dividend record date prior to such award or termination) be deemed to revert to the beginning of such fiscal year. Subject to the discretion of the Committee to make such exceptions as it believes are in the best interest of the Company, termination of Operators’ Shares prior to the end of the fiscal year, except in the case of retirement as noted in paragraph 5 above, will result in no incentive cash compensation, beyond Dividend Equivalent amounts previously paid or due, being earned under the Plan during such fiscal year.

7.                                       In no event, including termination of Operators’ Shares referred to in paragraph 6 above, will a Recipient be required to repay to the Company Dividend Equivalent amounts paid to such Recipient, provided that Dividend Equivalent payments will be subtracted from the total incentive cash compensation earned under the Plan as provided in paragraph 4 above.

8.                                       The Committee shall review with the Chief Executive Officer of the Company all proposed awards of Operators’ Shares, to obtain the views of the Chief Executive Officer, provided that the Committee shall make such awards in its sole discretion.

9.                                       Notwithstanding paragraph 4 hereof, amounts of incentive cash compensation unpaid but otherwise due on account of Operators’ Shares prior to the Payment Date pursuant to the Plan shall be automatically forfeited by any Recipient who leaves the Company’s employ for any reason, including retirement, and divulges or uses confidential information of the Company to the detriment of the Company, unless a specific dispensation from such forfeiture is granted in writing by the Committee.

10.                                 In the event of a stock split or stock dividend or other similar action affecting all of the outstanding shares of the Company’s Common Stock, there shall automatically be a proportional change in the number of Operators’ Shares previously awarded to each Recipient.

11.                                 The Committee shall have the discretion annually to authorize a modification of the Operators’ Shares awarded to a Recipient pursuant to a formula based upon achievement of “EVA” goals (as defined below). Around the beginning of each fiscal year of the Company, the Committee shall determine:

a.                    Which Recipients’ awards shall be subject to achievement of EVA goals for the upcoming year.

b.                   The percentage of Operators’ Shares awarded to such Recipient that shall be subject to the achievement of such EVA goals, up to a maximum of 50% of such award.

c.                    The EVA goals (including thresholds and maximum targets), either for the Company as a whole or for any of its discreet business units (or any combination thereof), applicable to each such Recipient.

d.                   The EVA goal setting premium (up to a maximum of 20%), if any, for the Company as a whole or for any of its discreet business units (or any combination thereof) that plan and achieve an established level of profit improvement, and meet or exceed the established EVA goal, applicable to each such Recipient.

e.                    The process for determining an EVA multiplier factor (up to a maximum EVA multiplier of 3.0 times Net Earnings Per Share), based on actual EVA results compared to EVA goals and such other factors as determined by the Committee, which will be used to calculate the EVA based modification of the Operators’ Shares awarded to a Recipient.

As used herein, “EVA” means “economic value added,” or the economic profit, if any, earned by the Company or any relevant business unit of the Company. EVA shall be determined for any period by calculating its net operating profit after taxes and then deducting a charge for the Company’s or such business unit’s use of capital for such period of time, in a manner approved by the Committee.

12.                                 Payments with respect to Operators’ Shares granted pursuant to the Plan, except Dividend Equivalent payments, are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Accordingly, the following additional requirements shall apply to all awards of Operators’ Shares:

a.	For purposes of Section 162(m) of the Code, the only employees eligible to receive Operators’ Shares shall be the employees selected pursuant to the terms of Section 2 hereof.

b .

The right to receive any payment pursuant to an award of Operators’ Shares made hereunder, except Dividend Equivalent payments, shall be determined solely on the basis of the Net Earnings Per Share of the Company and, to the extent relevant, the EVA results for the Company and relevant business units for a given fiscal year.

c.

The performance period during which the Net Earnings Per Share of the Company are to be measured with respect to any award of Operators’ Shares shall be, unless otherwise changed by the Committee, the Company’s fiscal year.

d.

The maximum number of Operators’ Shares which may be awarded on an aggregate basis to any employee (i.e., to be outstanding at any one time) shall not exceed two million Operators’ Shares, provided that in the event of a stock split or stock dividend or other similar action affecting all of the outstanding shares of the Company’s Common Stock, there shall automatically be a proportional change in the maximum number of Operators’ Shares which may be awarded on an aggregate basis to any employee.

e.

Unless otherwise determined by the Committee, not later than 90 days after the beginning of each fiscal year of the Company, the Committee shall designate all employees who shall receive new or additional Operators’ Shares with respect to that fiscal year, and the number of Operators’ Shares to be received by each such employee.

f.

Following the close of each fiscal year of the Company and prior to the payment of any amount to any employee on account of Operators’ Shares, except payments of Dividend Equivalents, the Committee shall certify in writing as to the Net Earnings Per Share of the Company for that fiscal year and the EVA results for the Company and each business unit which is being measured for purposes of an award of Operators Shares to a Recipient for such fiscal year; provided that the Committee may by resolution adopt the Net Earnings Per Share certified by the Company’s independent registered public accounting firm as the Net Earnings Per Share certified by the Committee; and provided further that the Committee may be resolution adopt the EVA results for the Company and each relevant business unit certified by the Company’s independent registered public accounting firm or other independent consultant retained by the Committee for this purpose as the EVA results certified by the Committee.

g.

Each of the foregoing provisions, and all of the other terms and conditions of the Plan, shall be interpreted in such a fashion so as to qualify all compensation paid thereunder, except Dividend Equivalent payments (or certain other payments as may be designated from time to time by the Committee), as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

13.                                 The Board of Directors of the Company may in its sole discretion amend, alter or discontinue the Plan at any time. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

14.                                 Subject to its approval by the Company’s stockholders, this Plan shall continue until terminated by the Company’s Board of Directors.

HORMEL FOODS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, January 29, 2008

8:00 p.m. Central Time

Richard L. Knowlton Auditorium

Austin High School

300 NW 4th Street

Austin, Minnesota	ADMISSION TICKET

Doors open 6:00 p.m.
Enter at south end of building

Please detach here and present for admission to meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on January 29, 2008.	Company #

See the reverse side of this notice for the Notice of Annual Meeting of Stockholders of Hormel Foods Corporation and a list of persons who will be admitted to the meeting.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.ematerials.com/hrl

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before January 17, 2008 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1. Elect a board of 13 directors:

01 Terrell K. Crews	06 John L. Morrison	11 Gary J. Ray
02 Jeffrey M. Ettinger	07 Elsa A. Murano, Ph.D.	12 Hugh C. Smith, M.D.
03 Jody H.Feragen	08 Robert C. Nakasone	13 John G. Turner
04 Luella G. Goldberg	09 Ronald D. Pearson
05 Susan I. Marvin	10 Dakota A. Pippins

2. Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 26, 2008.

3. Approve the Hormel Foods Corporation Operators’ Share Incentive Compensation Plan to enable certain compensation paid under the Plan to continue to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.

You may immediately
vote your proxy
on the Internet at:

www.eproxy.com/hrl/

• Use the Internet to vote your proxy
24 hours a day, 7 days a week, until
12:00 p.m. (CT) on January 28, 2008.

• Please have this Notice and the
last four digits of your Social Security Number or
Tax Identification Number available. Follow the
instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may attend the meeting and vote in person if you
so choose.

Please detach here and present for admission to meeting.

HORMEL FOODS CORPORATION

AUSTIN, MINNESOTA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Annual Meeting of Stockholders of Hormel Foods Corporation, a Delaware corporation, will be held in the Richard L. Knowlton Auditorium of the Austin High School, 300 NW 4th Street, Austin, Minnesota, on Tuesday, January 29, 2008, at 8:00 p.m. Central standard time. The items of business are:

1.                                       Elect a board of 13 directors for the ensuing year;

2.                                       Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 26, 2008;

3.                                       Approve the Hormel Foods Corporation Operators’ Share Incentive Compensation Plan to enable certain compensation paid under the Plan to continue to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code; and

4.                                       Such other matters as may properly come before the meeting.

The Board of Directors has fixed December 3, 2007, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

BRIAN D. JOHNSON
Corporate Secretary

December 19, 2007

MEETING ADMISSION

The following persons will be admitted to the Annual Meeting of Stockholders to be held on January 29, 2008:

•         Stockholders of record at the close of business on December 3, 2007, and their immediate family members;

•         Individuals holding written proxies executed by stockholders of record at the close of business on December 3, 2007;

•         Stockholders who provide a letter or account statement from their broker, bank or other nominee showing that they owned stock held in the name of the broker, bank or other nominee at the close of business on December 3, 2007, and their immediate family members;

•         Stockholders by virtue of stock held in the Company’s Employee Stock Purchase Plan;

•         Other individuals with the approval of the Corporate Secretary; and

•         One authorized representative of stockholders that are corporations or other entities. Additional authorized representatives may be admitted with the approval of the Corporate Secretary.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/hrl . Follow the instructions to log in and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “HRL Materials Request” in the subject line. The email must include:

•          The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•          Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•   If you choose email delivery you must include the email address.

•  If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” in the email.

SHARES COVERED BY THIS PROXY CARD ARE LISTED OPPOSITE THE CODES WHICH ARE EXPLAINED BELOW

Your signature on this proxy card will appoint a proxy for the shares listed opposite code COMM if you are a shareholder of record and direct the proxy as to how to vote.

COMM – Shares held in your record account for which you are designating and directing a proxy.

Your signature will also serve as a voting direction to the trustee if you are in an employee plan (ESPP, JEPST, 401K-A or 401K-B) for any shares listed opposite the following codes:

ESPP	Shares held in your account in the Employee Stock Purchase Plan. By signing this proxy, you direct Wells Fargo Bank, N.A. to vote those shares, in person or by proxy, as designated herein.

JEPST

Shares held in your account in the Hormel Foods Corporation Joint Earnings Profit Sharing Trust. By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

401K-A

Shares held in your account in the Hormel Foods Corporation Tax Deferred Investment Plan A (401K). By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

401K-B

Shares held in your account in the Hormel Foods Corporation Tax Deferred Investment Plan B (401K). By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

If you would like to access the proxy materials electronically next year, go to the following Internet address: www.ematerials.com/hrl

HORMEL FOODS CORPORATION
1 Hormel Place
Austin, MN 55912	proxy and voting direction

This proxy is solicited on behalf of the Board of Directors. By signing on the other side of this card you appoint Jeffrey M. Ettinger, Jody H. Feragen, Gary J. Ray or a majority thereof present, or if only one be present, then that one, with full power of substitution, and hereby authorize them to represent and to vote as designated on the other side of this card all the shares of Common Stock of Hormel Foods Corporation held of record by you on December 3, 2007, at the Annual Meeting of Stockholders to be held on January 29, 2008, or any adjournment thereof. This proxy also functions as a voting direction to the trustee of the employee plan(s) in which Hormel stock was held for your account on December 3, 2007. Please refer to the explanation above.

See reverse for voting instructions.

HORMEL FOODS CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, January 29, 2008
8:00 p.m. Central Time

Richard L. Knowlton Auditorium
Austin High School
300 NW 4th Street
Austin, Minnesota

Doors open 6:00 p.m.
Enter at south end of building	ADMISSION TICKET

Please detach here and present for admission to meeting.

There are three ways to vote your Proxy	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•        Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on January 28, 2008.

•         Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/hrl — QUICK *** EASY *** IMMEDIATE

•        Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on January 28, 2008.

•        Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and submit an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hormel Foods, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here if you are mailing your proxy card.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Elect a	01 Terrell K. Crews	06 John L. Morrison	11 Gary J. Ray	☐ FOR all nominees	☐ WITHHOLD
board of 13	02 Jeffrey M. Ettinger	07 Elsa A. Murano, Ph.D.	12 Hugh C. Smith, M.D.	(except as	AUTHORITY
directors:	03 Jody H. Feragen	08 Robert C. Nakasone	13 John G. Turner	marked to the	(to vote for
	04 Luella G. Goldberg	09 Ronald D. Pearson		contrary below.)	all nominees)
	05 Susan I. Marvin	10 Dakota A. Pippins

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s number in the box.)

2. Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 26, 2008.	☐	For	☐	Against	☐	Abstain

3. Approve the Hormel Foods Corporation Operators’ Share Incentive Compensation Plan to enable certain compensation paid under the Plan to continue to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.

	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR ITEMS 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:	Dated January , 2008

Signature(s) in Box

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.